Exhibit 10.1

MARINA VILLAGE

LEASE

BSREP MARINA VILLAGE OWNER LLC,
a Delaware limited liability company

as Landlord,

and

AQUA METALS, INC.,
a Delaware corporation

as Tenant

MARINA VILLAGE
[Aqua Metals, Inc.]

EXHIBITS

A	OUTLINE OF FLOOR PLAN OF PREMISES
A-1	SITE PLAN OF PROJECT
B	TENANT WORK LETTER
C	AMENDMENT TO LEASE
D	RULES AND REGULATIONS
E	FORM OF LETTER OF CREDIT
F	FORM OF EXISTING SNDA
G	HAZARDOUS MATERIALS
H	OUTLINE OF FLOOR PLAN OF TEMPORARY SPACE

EXTENSION OPTION RIDER

MARINA VILLAGE
[Aqua Metals, Inc.]

(i)

INDEX

Page(s)

Additional Rent	4
Alterations	12
Amendment	Exhibit C
Approved Working Drawings	Exhibit B
Base Rent	3
Base, Shell and Core	Exhibit B
Brokers	29
Calendar Year	4
Construction	30
Construction Drawings	Exhibit B
Contingency Date	2
Contract	Exhibit B
Coordination Fee	Exhibit B
Cost Pools	5
Engineers	Exhibit B
Estimate	7
Estimate Statement	7
Estimated Excess	7
Excess	7
Exercise Date	Rider
Exercise Notice	Rider
Expense Base Year	4
Expense Year	4
Extension Rider	Rider
Fair Market Rental Rate	Rider
Final Costs	Exhibit B
Final Costs Statement	Exhibit B
Final Space Plan	Exhibit B
Final Working Drawings	Exhibit B
Force Majeure	28
Hazardous Material	9
Interest Notice	Rider
Interest Rate	8
Landlord	1
Landlord Parties	14
Lease	1
Lease Commencement Date	2
Lease Expiration Date	2
Lease Term	2
Lease Year	2
Notices	28
Operating Expenses	4
Option Rent	Rider
Option Rent Notice	Rider
Option Term	Rider
Other Buildings	8
Other Existing Buildings	1
Premises	1
Project	1
Proposition 13	6
Rent	4
Security Deposit	23
Signage Monument	27

MARINA VILLAGE
[Aqua Metals, Inc.]

(ii)

Page(s)

Statement	7
Subject Space	18
Subleasing Costs	18
Summary	iii
Systems and Equipment	6
Tax Expense Base Year	6
Tax Expenses	6
Tenant	1
Tenant Improvement Allowance	Exhibit B
Tenant Improvement Allowance Items	Exhibit B
Tenant Improvements	Exhibit B
Tenant Work Letter	Exhibit B
Tenant’s Agents	Exhibit B
Tenant’s Share	7
Transfer Notice	17
Transfer Premium	18
Transfers	17
Utilities Base Year	7
Utilities Costs	7
Wi-Fi Network	13

MARINA VILLAGE
[Aqua Metals, Inc.]

(iii)

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE
(References are to the Lease)		DESCRIPTION

1.	Date:	August __, 2015

2.	Landlord:	BSREP MARINA VILLAGE OWNER LLC, a Delaware limited liability company

MARINA VILLAGE
[Aqua Metals, Inc.]

(iv)

TERMS OF LEASE
(References are to the Lease)		DESCRIPTION

3.	Address of Landlord (Section 24.19):	For all Notices:

c/o Brookfield Property Group
Brookfield Place, Suite 300
181 Bay Street, P.O. Box 762
Toronto, Ontario M5J 2T3
Attention: Thomas Diamond
Email: thomas.diamond@brookfield.com

with a copy to:

c/o Brookfield Property Group
Brookfield Place, 15th Floor
250 Vesey Street,
New York, NY 10281-1023
Attention: Steven Ganeless
Email: steven.ganeless@brookfield.com

For Payments by Check via USPS:

BSREP MARINA VILLAGE OWNER LLC
P.O. Box 398059
San Francisco, CA 94139-8059

For Payments by Check via Overnight Delivery:

BSREP MARINA VILLAGE OWNER LLC
DEPT# 38059
3440 Walnut Avenue, Bldg. A, Window H
Fremont, CA 94538

For Payments by Wire or ACH:

Wells Fargo Bank, N.A.
San Francisco, CA
ABA # 121 000 248
Acct # 4940840143
Acct Name: BSREP MARINA VILLAGE OWNER LLC

4.	Tenant:	AQUA METALS, INC., a Delaware corporation

5.	Address of Tenant (Section 24.19):	Aqua Metals, Inc.
1035 22nd Avenue, Unit 16
Oakland, CA 94606
Attention: Thomas Murphy
(Prior to Lease Commencement Date)

MARINA VILLAGE
[Aqua Metals, Inc.]

(v)

TERMS OF LEASE
(References are to the Lease)			DESCRIPTION

and

Aqua Metals, Inc.
1010 Atlantic Avenue, Suite 100
Alameda, California 94501
Attention: Chief Financial Officer
(After Lease Commencement Date)

6.	Premises (Article 1):

	6.1	Premises:	21,697 rentable square feet of space located on the first (1st) floor of the Building (as defined below), as depicted on Exhibit A attached hereto.

	6.2	Building:	The Premises are located in the building whose address is 1010 Atlantic Avenue, Alameda, California.

7.	Term (Article 2):

	7.1	Lease Term:	Six (6) years and four (4) months.

	7.2	Lease Commencement Date:	The earlier to occur of (i) the date Tenant commences business operations in the Premises following Tenant’s satisfaction, or waiver by Landlord, of the Contingency (as defined in Section 2.2 of the Lease), and Landlord’s subsequent delivery of the Premises to Tenant with Landlord’s Work Substantially Completed (as such terms are defined in Article 1 of the Tenant Work Letter attached to the Lease as Exhibit B ), and (ii) one hundred twenty (120) days following Tenant’s satisfaction, or waiver by Landlord, of the Contingency and Landlord’s subsequent delivery of the Premises to Tenant with Landlord’s Work Substantially Completed.

	7.3	Lease Expiration Date:	The last day of the month in which the seventy-sixth (76th) month anniversary of the Lease Commencement Date occurs.

8.	Base Rent (Article 3):

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rental Rate per Rentable Square Foot of Premises

1 – 16*	$468,655.20	$39,054.60	$1.80
17 –28	$481,673.40	$40,139.45	$1.85
29 – 40	$497,295.24	$41,441.27	$1.91
41 – 52	$512,917.08	$42,743.09	$1.97
53 – 64	$528,538.92	$44,044.91	$2.03
65 – 76	$544,160.76	$45,346.73	$2.09

MARINA VILLAGE
[Aqua Metals, Inc.]

(vi)

TERMS OF LEASE
(References are to the Lease)			DESCRIPTION
* Subject to abatement of Base Rent during the first four (4) months of the initial Lease Term pursuant to Section 3.2 of the Lease.

9.	Additional Rent (Article 4):

	9.1	Expense Base Year:	Calendar year 2016.

	9.2	Tax Expense Base Year:	Calendar year 2016.

	9.3	Utilities Base Year:	Calendar year 2016.

	9.4	Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs:	49.31% (21,697 rentable square feet within the Premises/44,000 rentable square feet within the Building).

10.	Security Deposit (Article 20):		$45,346.73, subject to increase and reduction pursuant to Section 20.1.2 of the Lease.

11.	Brokers (Section 24.25):	CBRE, Inc., representing Landlord, and CM Commercial Real Estate, Inc., representing Tenant.

12.	Parking (Article 23):	Seventy-two (72) unreserved parking spaces (i.e., 3.3 unreserved parking spaces for every 1,000 rentable square feet of the Premises).

MARINA VILLAGE
[Aqua Metals, Inc.]

(vii)

LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between BSREP MARINA VILLAGE OWNER LLC, a Delaware limited liability company (“Landlord”), and AQUA METALS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

PROJECT, BUILDING AND PREMISES

1.1          Project, Building and Premises.

1.1.1          Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building (as defined in Section 6.2 of the Summary) and located within the Project (as defined below). The floor plan of the Premises is attached hereto as Exhibit A.

1.1.2          Building and Project. The Building is part of a multi-building commercial project known as “Marina Village” and located on the approximately 200-acre site on the estuary side of the island of Alameda. The term “Project” as used in this Lease, shall mean, collectively: (i) the Building; (ii) the other existing buildings located within such 200-acre site (collectively, the “Other Existing Buildings”); (iii) the surface parking areas servicing the Building and the Other Existing Buildings and located within such 200-acre site (collectively, the “Parking Facilities”); (iv) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed surrounding and/or servicing the Building and/or the Other Existing Buildings, which are designated from time to time by Landlord (and/or any other owners of Marina Village) as common areas appurtenant to or servicing the Building, the Other Existing Buildings and any such other improvements; (v) any additional buildings, improvements, facilities and common areas which Landlord (any other owners of Marina Village and/or any common area association formed by Landlord, Landlord’s predecessor-in-interest and/or Landlord’s assignee for the Project) may add thereto from time to time within or as part of the Project; and (vi) the land upon which any of the foregoing are situated. The site plan depicting the current configuration of the Project is attached hereto as Exhibit A-1. Notwithstanding the foregoing or anything contained in this Lease to the contrary, (1) Landlord has no obligation to expand or otherwise make any improvements within the Project, including, without limitation, any of the outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities which may be depicted on Exhibit A-1 attached hereto (as the same may be modified by Landlord (and/or any other owners of Marina Village) from time to time without notice to Tenant), other than Landlord’s obligations (if any) specifically set forth in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), and (2) Landlord (and/or any other owners of Marina Village) shall have the right from time to time to include or exclude any improvements or facilities within the Project, at such party’s sole election, as more particularly set forth in Section 1.1.3 below.

1.1.3          Tenant’s and Landlord’s Rights. Tenant shall have the right to the exclusive use of the Premises (subject to Landlord’s rights specifically set forth in this Lease) and the nonexclusive use of the common corridors and hallways, stairwells, elevators (if any), restrooms and other public or common areas located within the Building, and the non-exclusive use of those areas located on the Project that are designated by Landlord from time to time as common areas for the Building; provided, however, that (i) Tenant’s use thereof shall be subject to (A) the provisions of any covenants, conditions and restrictions regarding the use thereof now or hereafter recorded against the Project, and (B) such reasonable, non-discriminatory rules and regulations as Landlord may make from time to time (which shall be provided in writing to Tenant), and (ii) Tenant may not go on the roof of Building or the Other Existing Buildings without Landlord’s prior consent (which may be withheld in Landlord’s sole and absolute discretion) and without otherwise being accompanied by a representative of Landlord. Landlord (and/or any other owners of Marina Village) reserve the right from time to time to use any of the common areas of the Project, and the roof, risers and conduits of the Building and the Other Existing Buildings for telecommunications and/or any other purposes, and to do any of the following, provided the same do not unreasonably and materially interfere with Tenant’s occupancy of or use of the Premises for the purposes permitted under this Lease: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Project or any portion or elements thereof, including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, and (y) expanding or decreasing the size of the Project and any common areas and other elements thereof, including adding, deleting and/or excluding buildings (including any of the Other Existing Buildings) thereon and therefrom; (2) close temporarily any of the common areas while engaged in making repairs, improvements or alterations to the Project; (3) retain and/or form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and/or replace all or any portion of the landscaping, driveways, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and/or other common areas located outside of the Building and the Other Existing Buildings and, subject to Article 4 below, include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses or Tax Expenses; and (4) perform such other acts and make such other changes with respect to the Project as Landlord may, in the exercise of good faith business judgment, deem to be appropriate.

MARINA VILLAGE
[Aqua Metals, Inc.]

1.2          Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “As Is” condition on the Lease Commencement Date.

1.3          Rentable Square Feet. The parties hereby stipulate that the Premises contain the rentable square feet set forth in Section 6.1 of the Summary, and such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon the rentable square feet of the Premises.

1.4          Temporary Space. During the period commencing upon the date of mutual execution and delivery of this Lease (the “Temporary Space Commencement Date”) and continuing until the Lease Commencement Date (such period is referred to herein as the “Temporary Space Term”), Landlord shall lease to Tenant and Tenant shall lease from Landlord that certain space commonly known as Suite 100 containing approximately 22,303 rentable square feet, located on the first (1st) floor of that certain building located at 1010 Marina Village Parkway (the “Temporary Space Building”) and depicted on Exhibit H attached hereto (the “Temporary Space”). Tenant’s lease of the Temporary Space shall be upon the following terms, conditions and limitations:

1.4.1          Tenant shall accept the Temporary Space in its “AS-IS” condition as of the Temporary Space Commencement Date and Landlord shall not be required to construct or pay for, or contribute any improvement allowance for, any improvements or alterations in or to the Temporary Space, it being acknowledged and agreed to by Tenant that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Temporary Space or its condition or its suitability for the conduct of Tenant’s business;

1.4.2          Tenant shall have no obligation to pay Base Rent or Tenant’s Share of increases in Operating Expenses, Tax Expenses or Utilities Costs for the Temporary Space during the Temporary Space Term;

1.4.3          Tenant shall have no right to sublease all or any portion of the Temporary Space; and

1.4.4          except as specifically provided above in this Section 1.4, all obligations of Tenant contained in this Lease with respect to the Premises (including, without limitation, Tenant’s indemnification obligations, Tenant’s obligation to obtain and maintain insurance and Tenant’s obligation to furnish and pay for utilities and janitorial services for the Temporary Space in accordance with Article 6 below) shall be applicable with respect to the Temporary Space during the Temporary Space Term, except that all references in this Lease to “Building” shall mean the “Temporary Space Building” as and to the extent applicable; provided, however, that notwithstanding the foregoing, Tenant shall surrender and deliver exclusive possession of the Temporary Space to Landlord on or prior to the expiration or earlier termination of the Temporary Space Term with all of Tenant’s personal property removed therefrom (and all damage resulting from such removal repaired) and otherwise in the same condition that the Temporary Space is delivered to Tenant on the Temporary Space Commencement Date, ordinary wear and tear excepted. If Tenant fails to surrender and deliver exclusive possession of the Temporary Space to Landlord on or prior to the expiration of the Temporary Space Term, then Tenant shall be deemed in holdover of the Temporary Space and the provisions of Article 16 below shall apply, except that the Base Rent payable by Tenant during such holdover period shall equal $80,290.80 per month.

MARINA VILLAGE
[Aqua Metals, Inc.]

ARTICLE 2

LEASE TERM

2.1          In General. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. Following Tenant’s satisfaction, or Landlord’s waiver, of the Contingency, Landlord shall perform Landlord’s Work. When Landlord’s Work is Substantially Completed, Landlord shall deliver the Premises to Tenant. Following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment in the form as set forth in Exhibit C, attached hereto, confirming that Tenant has satisfied or Landlord has waived the Contingency and Landlord’s Work has been Substantially Completed and setting forth, among other things, the Lease Commencement Date and the Lease Expiration Date, which amendment Tenant shall execute and return to Landlord within five (5) business days after Tenant’s receipt thereof. If Tenant fails to execute and return the amendment within such 5-business day period and such failure continues for five (5) days after written notice thereof delivered to Tenant by Landlord, then Tenant shall be deemed to have approved and confirmed the dates and terms set forth therein, provided that such deemed approval shall not relieve Tenant of its obligation to execute and return the amendment (and such failure shall constitute a default by Tenant hereunder).

2.2          Contingency. Notwithstanding the execution and delivery of this Lease by Landlord and Tenant, Tenant shall have until September 1, 2015 (the “Contingency Date”) to deliver to Landlord either, at Tenant’s election, (i) an additional cash security deposit in the amount of $500,000.00 in accordance with the terms and conditions of Section 20.1.2 below, or (ii) the Letter of Credit in the amount of $500,000.00 as defined in, and in accordance with the terms and conditions of, Section 20.2 below (such condition shall hereinafter be referred to as the “Contingency”). If, however, as of the Contingency Date, Tenant has not satisfied the Contingency, then Landlord shall have the right to terminate this Lease, exercisable by written notice delivered by Landlord to Tenant on or before the date that is the earlier of (A) the date Tenant satisfies the Contingency, and (b) thirty (30) days after the Contingency Date. If Landlord fails to timely deliver such termination notice, then the Contingency shall be deemed waived by Landlord and Tenant shall not be obligated to deliver the additional cash security deposit or Letter of Credit. If Landlord timely delivers such termination notice, then: (1) this Lease shall terminate upon the date Tenant receives such termination notice; and (2) as consideration for Landlord entering this Lease and reserving the Premises for Tenant through the Contingency Date, Tenant shall pay to Landlord a “Termination Fee” equal to $84,401.33 (which is the sum of the initial Security Deposit plus the Prepaid Rent [as defined below]), which payment shall be effected by Landlord retaining and not returning to Tenant (and Landlord shall be released of any obligation to return to Tenant) the initial Security Deposit and Prepaid Rent. The parties acknowledge and agree that Landlord shall have no obligation to perform Landlord’s Work, deliver the Premises to Tenant, disburse any portion of the Tenant Improvement Allowance (as such terms are defined in the Tenant Work Letter), pay any leasing commissions to the Brokers in connection with this Lease or expend any other funds (other than the Space Plan Allowance, as defined in the Tenant Work Letter) in connection with this Lease unless and until Tenant has satisfied or Landlord has waived the Contingency.

MARINA VILLAGE
[Aqua Metals, Inc.]

2.3          Delay Abatement. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to deliver the Premises to Tenant with Landlord’s Work Substantially Completed on or before the date that is thirty (30) days after the Contingency has been satisfied by Tenant or waived by Landlord (the “Outside Delivery Date”), as such date shall be extended day for day for each day Landlord is delayed in delivering the Premises to Tenant with Landlord’s Work Substantially Completed as a result of events of Force Majeure (as defined in Section 24.17 below), then Landlord shall abate one (1) day of Base Rent for every one (1) day of delay that Landlord fails to deliver the Premises to Tenant with Landlord’s Work Substantially Completed beyond the Outside Delivery Date (as so extended), but not beyond the date the Lease Commencement Date occurs. The abatement right afforded to Tenant under this Section 2.3 shall be Tenant’s sole and exclusive remedy for Landlord’s failure to deliver the Premises to Tenant with Landlord’s Work Substantially Completed on or before the Outside Delivery Date, as it may be extended as provided hereinabove.

2.4          Early Entry Period. During the period (the “Early Entry Period”) from the day after Tenant’s satisfaction (or waiver by Landlord) of the Contingency and Landlord’s subsequent delivery of the Premises to Tenant with Landlord’s Work Substantially completed until the day before the Commencement Date, Tenant shall have the right to enter the Premises to construct the Tenant Improvements therein pursuant to the Tenant Work Letter, provided that Tenant has delivered to Landlord the certificates of insurance and any and all other evidence of insurance required under this Lease to be carried by Tenant and any contractors retained thereby. All of the terms and conditions of this Lease shall apply during the Early Entry Period, including, without limitation, Tenant’s obligation to pay to Landlord all sums and charges required to be paid by Tenant under this Lease as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the date set forth in Section 7.2 of the Summary); provided however, during the Early Entry Period, (i) Tenant shall not be obligated to pay Base Rent or Tenant’s Share of increases in Operating Expenses, Tax Expenses or Utilities Costs, and (ii) Tenant shall not be charged for any utilities consumed in the Premises.

ARTICLE 3

BASE RENT

3.1          Base Rent. Tenant shall pay, without notice or demand, to Landlord or Landlord’s agent at Landlord’s address provided in Section 3 of the Summary, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, or at Landlord’s election, by wire or ACH transfer, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the fifth (5th) full month of the Lease Term in the amount of $39,054.60 (the “Prepaid Rent”) shall be paid at the time of Tenant’s execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2          Abatement of Base Rent. Notwithstanding Section 3.1 above to the contrary, and provided that Tenant faithfully performs all of the terms and conditions of this Lease and is not in default under this Lease beyond the expiration of all applicable notice and cure periods, Landlord hereby agrees to abate Tenant’s obligation to pay the monthly installments of Base Rent otherwise payable by Tenant to Landlord for the Premises (collectively, the “Abated Rent”) during the first four (4) months of the initial Lease Term. During such abatement period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease beyond the expiration of any applicable notice and cure periods that results in the early termination of this Lease during the Lease Term pursuant to the provisions of Article 19 below, then as a part of the recovery set forth in Article 19 below, Landlord shall be entitled to recover the unamortized balance of the Abated Rent. For purposes of this Section 3.2, the Abated Rent shall be amortized on a straight-line basis over the scheduled 76-month initial Lease Term, and the unamortized portion thereof shall be determined based upon the unexpired portion of the initial Lease Term as of the date of such early termination.

MARINA VILLAGE
[Aqua Metals, Inc.]

ARTICLE 4

ADDITIONAL RENT

4.1          Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant’s Share (as defined below) of the annual Operating Expenses allocated to the Building (pursuant to Section 4.3.4 below) which are in excess of the amount of Operating Expenses allocated to the Building and applicable to the Expense Base Year; plus (ii) Tenant’s Share of the annual Tax Expenses allocated to the Building (pursuant to Section 4.3.4 below) which are in excess of the amount of Tax Expenses allocated to the Building and applicable to the Tax Expense Base Year; plus (iii) Tenant’s Share of the annual Utilities Costs allocated to the Building (pursuant to Section 4.3.4 below) which are in excess of the amount of Utilities Costs allocated to the Building and applicable to the Utilities Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2          Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1          “Calendar Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2          “Expense Base Year” shall mean the year set forth in Section 9.1 of the Summary.

4.2.3          “Expense Year” shall mean each Calendar Year.

MARINA VILLAGE
[Aqua Metals, Inc.]

4.2.4          “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Project, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other Systems and Equipment (as defined below), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Project) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees of any mortgage or the lessor of any ground lease affecting the Project; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including reasonable consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Project, but any such management fees shall not exceed four percent (4%) of the gross revenues of the Project; (v) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Project, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Project; (viii) the cost of janitorial service, trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the premises of other tenants of the Building and/or the Project or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises and the premises of other tenants in the Building and/or the Project since Tenant is obligated to perform and pay for such services for the Premises directly pursuant to Section 6.6 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, and repair to roofs; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project (x) the cost of any capital improvements or other costs incurred after the Lease Commencement Date (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Project (but only to the extent of the reasonably anticipated costs savings to be achieved therefrom), (II) made to the Project or any portion thereof after the Lease Commencement Date that are required by any changes in any governmental law or regulation first becoming effective after the Lease Commencement Date, or (III) which are Conservation Costs (as defined below) and/or which are reasonably determined by Landlord to be in the best interests of the Project; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized over the useful life of the capital item as Landlord shall reasonably determine in accordance with standard real estate management and accounting principles, consistently applied, including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its reference rate, plus one percent (1%) per annum; and (xi) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Project, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If any of (x) the Building, (y) the Other Existing Buildings (but only during the period of time the same are included by Landlord within the Project) and (z) any additional buildings are added to the Project pursuant to Section 1.1.3 above (but only during the period of time after such additional buildings have been fully constructed and ready for occupancy and are included by Landlord within the Project) are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year (including the Expense Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building, such Other Existing Buildings and such additional buildings (if any) been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses (and/or Tax Expenses and Utilities Costs) between the Building and the Other Existing Buildings and/or among different tenants of the Project and/or among different buildings of the Project as and when such different buildings are constructed and added to (and/or excluded from) the Project or otherwise (the “Cost Pools”). Such Cost Pools may include, without limitation, the office space tenants and the tech/R&D space tenants of the Project or of a building or buildings within the Project. Such Cost Pools may also include an allocation of certain Operating Expenses (and/or Tax Expenses and Utilities Costs) within or under covenants, conditions and restrictions affecting the Project. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Project for purposes of determining Operating Expenses, Tax Expenses and Utilities Costs and/or the provision of various services and amenities thereto, including allocation of Operating Expenses, Tax Expenses and Utilities Costs in any such Cost Pools.

Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for the Expense Base Year, Operating Expenses shall exclude one-time Conservation Costs and other special charges, costs or fees incurred in the Base Year only, including those attributable to market-wide labor-rate increases or other extraordinary circumstances, including, but not limited to, boycotts and strikes, and costs relating to capital improvements or expenditures.

MARINA VILLAGE
[Aqua Metals, Inc.]

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Project; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Project; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Project to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) except as otherwise specifically provided in this Section 4.2.4, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Project; (F) Utilities Costs; (G) Tax Expenses; (H) costs of repairs or restoration to the extent that such repairs or restoration are necessary as a result of a fire or other casualty, or condemnation, except for commercially reasonable deductible amounts pertaining to any casualty repairs or restoration not exceeding deductible amounts ordinarily obtained by institutional owners of the Comparable Buildings (as defined in the Extension Option Rider); (I) costs of correcting defects in the initial design or construction of the Building or Project; (J) reserves for bad debts or for future improvements, repairs, additions, etc.; (K) costs of acquisition of sculptures, painting and other objects of art; (L) costs, including penalties, fines and associated legal expenses, incurred due to the violation by Landlord or any other tenant in the Project of applicable laws, that would not have been incurred but for any such violations by Landlord or such tenant; (M) costs incurred to comply with applicable laws with respect to the cleanup, removal, investigation and/or remediation (collectively, “Remediation Costs”) of any Hazardous Materials (as defined in Article 5 below) in, on or under the Project and/or the Building to the extent such Hazardous Materials are: (1) in existence as of the Lease Commencement Date and in violation of applicable laws in effect as of the Lease Commencement Date; or (2) introduced onto the Project and/or the Building after the Lease Commencement Date by Landlord or any of Landlord’s agents, employees, contractors or other tenants in violation of applicable laws in effect at the date of introduction; (N) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease (excluding, however, equipment not affixed to the Building or the Project which is used in providing janitorial or similar services); (O) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and/or the Project, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building or the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Building and/or Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants (except to the extent the expenditure of such outside fees generally benefit all tenants of the Building and Landlord included such category of expenses or similar types of expenses, if actually incurred, in the Expense Base Year); (P) costs of items considered capital improvements, capital repairs, capital replacements, and/or capital equipment (“Capital Items”), all as determined in accordance with standard real estate accounting practices, except as specifically permitted in Sections 4.2.4(ix) and (x) above; (Q) any costs for which Landlord has been reimbursed (other than through the Operating Expenses pass-through provisions of other leases for the Project) or receives a credit, refund or discount; (R) costs of Landlord’s earthquake insurance and flood insurance premiums in excess of those generally being charged to institutional owners of the Comparable Buildings for such insurance; (S) expenses in connection with services or other benefits for which Tenant is charged directly but which are provided to other tenants of the Building or Project at no cost (or are separately reimbursed by such other tenants); (T) interest, penalties or other costs arising out of Landlord’s failure to make timely payment of any of its obligations under this Lease, including, without limitation, Landlord’s failure to make timely payment of any item that is included in Operating Expenses, Tax Expenses or Utilities Costs; and (U) costs arising from the negligence or willful misconduct of Landlord and/or Landlord’s agents, employees and contractors.

4.2.5          “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Project in whole or in part.

MARINA VILLAGE
[Aqua Metals, Inc.]

4.2.6       “Tax Expense Base Year” shall mean the year set forth in Section 9.2 of the Summary.

4.2.7       “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Project or Landlord’s interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if (i) the tenant improvements in the Building, the Other Existing Buildings and any additional buildings added to the Project pursuant to Section 1.1.3 above (but only during the period of time that such Other Existing Buildings and additional buildings are included by Landlord within the Project) were fully constructed, and (ii) the Project, the Building, such Other Existing Buildings and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

4.2.7.1           Tax Expenses shall include, without limitation:

(i)           Any tax on Landlord’s rent, right to rent or other income from the Project or as against Landlord’s business of leasing any of the Project;

(ii)          Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii)         Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv)         Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(v)          Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.7.2           In no event shall Tax Expenses for any Expense Year be less than the Tax Expenses for the Tax Expense Base Year. In addition, in no event shall the component of Tax Expenses comprised of certain assessments paid by Landlord in connection with the Marina Village Assessment District 84-3, less certain incremental real estate tax refunds granted to Landlord in connection therewith (collectively, the “Net Bond Assessment Component”) for any Expense Year be less than the Net Bond Assessment Component of Tax Expenses for the Tax Expense Base Year.

4.2.7.3           Notwithstanding anything to the contrary contained in this Section 4.2.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 below.

MARINA VILLAGE
[Aqua Metals, Inc.]

4.2.8          “Tenant’s Share” shall mean the percentage set forth in Section 9.4 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9.4 of the Summary), and stating such amount as a percentage. Landlord shall have the right to redetermine the rentable square feet of the Building (but not the Premises) if the physical size of the Building is actually increased or decreased (due to casualty, condemnation or other reasons), and Tenant’s Share shall be appropriately adjusted to reflect any such redetermination. If Tenant’s Share is adjusted pursuant to the foregoing, as to the Expense Year in which such adjustment occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.2.9          “Utilities Base Year” shall mean the year set forth in Section 9.3 of the Summary.

4.2.10        “Utilities Costs” shall mean all actual charges for utilities for the Building and the Project (including utilities for the Other Existing Buildings and additional buildings, if any, added to the Project during the period of time the same are included by Landlord within the Project) which Landlord shall pay during any Expense Year, as well as related fees, assessments, measurement meters and devices and surcharges; provided, however, Utilities Costs shall not include the costs of those utilities (including after-hours HVAC) provided to the Premises and the premises of other tenants of the Project since Tenant is responsible for directly paying for all such utilities provided to the Premises pursuant to Section 6.1 below. Utilities Costs shall be calculated assuming the Building (and, during the period of time when such buildings are included by Landlord within the Project, the Other Existing Buildings and any additional buildings, if any, added to the Project) are at least ninety-five percent (95%) occupied. If, during all or any part of any Expense Year, Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Utilities Costs shall be deemed to be increased by an amount equal to the additional Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Utilities Costs shall include any costs of utilities which are allocated to the Project under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Project or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Project. For purposes of determining Utilities Costs incurred for the Utilities Base Year, Utilities Costs for the Utilities Base Year shall not include any one-time Conservation Costs or other special charges, costs or fees or extraordinary charges or costs incurred in the Utilities Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel.

4.3          Calculation and Payment of Additional Rent.

4.3.1          Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Operating Expenses allocated to the Building for the Expense Base Year and/or (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Tax Expenses allocated to the Building for the Tax Expense Base Year, and/or (iii) Tenant’s Share of Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of Utilities Costs allocated to the Building for the Utilities Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to such excess (the “Excess”).

4.3.2          Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall give to Tenant a statement (the “Statement”) which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess, which Statement Landlord shall endeavor to provide to Tenant on or before the first (1st) day of April following the end of each Expense Year. Within thirty (30) days after Tenant’s receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess (as defined in and pursuant to Section 4.3.3 below). If any Statement reflects that the amount of Estimated Excess paid by Tenant to Landlord for such Expense Year is greater than the actual amount of the Excess for such Expense Year, then Landlord shall, at Landlord’s option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant’s payment to Landlord of Estimated Excess for such Expense Year was greater than or less than the actual amount of Excess for such last Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment or Tenant shall pay to Landlord any such underpayment, as the case may be. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

MARINA VILLAGE
[Aqua Metals, Inc.]

4.3.3          Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing (i) Tenant’s Share of Operating Expenses allocated to the Building, which shall be based upon the Estimate, to Tenant’s Share of Operating Expenses allocated to the Building for the Expense Base Year, (ii) Tenant’s Share of Tax Expenses allocated to the Building, which shall be based upon the Estimate, to Tenant’s Share of Tax Expenses allocated to the Building for the Tax Expense Base Year, and (iii) Tenant’s Share of Utilities Costs allocated to the Building, which shall be based upon the Estimate, to Tenant’s Share of Utilities Costs allocated to the Building for the Utilities Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4          Allocation of Operating Expenses, Tax Expenses and Utilities Costs to Building. The parties acknowledge that the Building is part of a multi-building commercial project consisting of the Building, and the Other Existing Buildings and such other buildings as Landlord (and/or any other owners of Marina Village) may elect to construct and include as part of the Project from time to time (the Other Existing Buildings and any such other buildings are sometimes referred to herein, collectively, as the “Other Buildings”), and that certain of the costs and expenses incurred in connection with the Project (i.e. the Operating Expenses, Tax Expenses and Utilities Costs) shall be shared among the Building and/or such Other Buildings, while certain other costs and expenses which are solely attributable to the Building and such Other Buildings, as applicable, shall be allocated directly to the Building and the Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, Operating Expenses, Tax Expenses and Utilities Costs are determined annually for the Project as a whole, and a portion of the Operating Expenses, Tax Expenses and Utilities Costs, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the tenants of the Other Buildings), and such portion so allocated shall be the amount of Operating Expenses, Tax Expenses and Utilities Costs payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses, Tax Expenses and Utilities Costs allocated to the Building shall include all Operating Expenses, Tax Expenses and Utilities Costs which are attributable solely to the Building, and an equitable portion of the Operating Expenses, Tax Expenses and Utilities Costs attributable to the Project as a whole. As an example of such allocation with respect to Tax Expenses and Utilities Costs, it is anticipated that Landlord (and/or any other owners of Marina Village) may receive separate tax bills which separately assess the improvements component of Tax Expenses for each building in the Project and/or Landlord may receive separate utilities bills from the utilities companies identifying the Utilities Costs for certain of the utilities costs directly incurred by each such building (as measured by separate meters installed for each such building), and such separately assessed Tax Expenses and separately metered Utilities Costs shall be calculated for and allocated separately to each such applicable building. In addition, if Landlord (and/or any other owners of Marina Village) elect to subdivide certain common area portions of the Project such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas and/or accessways into a separate parcel or parcels of land (and/or separately convey all or any of such parcels to a common area association to own, operate and/or maintain same), the Operating Expenses, Tax Expenses and Utilities Costs for such common area parcels of land may be aggregated and then reasonably allocated by Landlord to the Building and such Other Buildings on an equitable basis as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

MARINA VILLAGE
[Aqua Metals, Inc.]

4.4          Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1          said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2          said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or

4.4.3          said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5          Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due for any payment which is not so received by Landlord. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date that they are due shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord if Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

MARINA VILLAGE
[Aqua Metals, Inc.]

4.6          Audit Rights. If Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, at Tenant’s cost, upon thirty (30) days’ prior written notice to Landlord, to have Tenant’s authorized employees inspect, at Landlord’s offices during normal business hours, Landlord’s books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant (as defined and described hereinbelow), or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within the one hundred eighty (180) days immediately following Landlord’s delivery of the particular Statement in question (the “Review Period”); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant’s exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord’s operation and management of the Project. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, within the Review Period, to cause a nationally recognized independent certified public accountant (which is not paid on a commission or contingency basis) mutually approved by Landlord and Tenant, which approval shall not be unreasonably withheld or delayed (the “Accountant”) to complete an audit of Landlord’s books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the “Big 4” accounting firms (which is not paid on a commission or contingency basis), as selected by Tenant. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge, together with interest on the amount of the over-charge at the Interest Rate. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord’s original Statement which was the subject of such audit overstated Operating Expenses, Tax Expenses and Utilities Costs by five percent (5%) or more of the actual Operating Expenses, Tax Expenses and Utilities Costs verified by such audit, in which case Landlord shall reimburse Tenant for the reasonable cost of such audit (but not in excess of the amount of the Operating Expenses, Tax Expenses and Utilities Costs so overstated). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant’s approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant’s employees and consultants and the Accountant to keep, all of Landlord’s books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES

5.1          Use. Tenant shall use the Premises solely for general office, research, engineering and light assembly and production purposes (and other ancillary uses incidental thereto) consistent with the character of the Building as a first-class R&D building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Project is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project. Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project.

5.2          Hazardous Materials.

5.2.1          Restriction on Use; Definition. Except as expressly permitted in Section 5.2.2 below, Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Material. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Project is located or the United States Government.

MARINA VILLAGE
[Aqua Metals, Inc.]

5.2.2          Permitted Use of Hazardous Materials. Notwithstanding Section 5.2.1 to the contrary, and subject to all other terms and conditions of this Article 5 and Tenant’s covenant to comply with all applicable laws and the highest health and safety standards (collectively, “Hazardous Materials Laws”) relating to Tenant’s use and/or disposal of Hazardous Materials, Tenant may keep and use within the interior of the Premises the following (collectively, the “Permitted Hazardous Materials”): (i)  ordinary office supplies (such as, for example, liquid paper, printer and copier toner, and glue) which may contain Hazardous Materials (the “Permitted Office Supplies”); and (ii) the types and quantities of the Hazardous Materials listed on Exhibit G attached hereto, which may be updated by Tenant from time to time, with Landlord’s consent, which may be withheld in Landlord’s sole (but good faith) discretion. However, as a condition to such use of any such Permitted Hazardous Materials, Tenant must, at Tenant’s sole cost and expense: (A) use and/or keep such Permitted Hazardous Materials (1) only within the interior of the Premises (other than to transport same to and from the Premises, and/or to dispose of same as provided hereinbelow), (2) in compliance with all such Hazardous Materials Laws and (3) only for their intended purposes; (B) promptly dispose off-site (i.e., outside the Project) all such Hazardous Materials used or kept by Tenant or Tenant’s agents, employees, contractors, licensees or invitees (collectively, the “Tenant Parties”) in compliance with all applicable Hazardous Materials Laws, and shall contract with a properly licensed contractor (who shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) for such off-site disposal; and (C) promptly abate, clean-up and remediate all Hazardous Materials that are brought onto the Project by (and/or used or maintained by) Tenant or the Tenant Parties and that have spilled, leaked and/or otherwise been discharged onto or into any portion of the Building and/or Project, all to an amount, level and nature satisfactory to Landlord and in compliance with all Hazardous Materials Laws (subject to Landlord’s prior approval of any such actions as provided in Section 5.2.3 below). Prior to the earlier of the Lease Commencement Date or the date Tenant or any of the Tenant Parties brings into or onto the Project any Permitted Hazardous Materials that are other than the Permitted Office Supplies, Tenant shall, at its sole cost and expense, submit to Landlord for Landlord’s review and comment, and file, submit to, and/or obtain from, all applicable governmental authorities, all plans, permits, filings, applications, postings and other registrations relating to or arising in any way out of or in connection with Tenant’s use, storage and/or disposal of such Permitted Hazardous Materials at or from the Premises to the extent required by Hazardous Materials Laws (collectively, the “Tenant’s Permits”), including, without limitation, Hazardous Materials Business Plan (HMBP) (Alameda County Environmental Health), NFPA -704 Placard and list of chemicals stored (City of Alameda Fire Department), Air Permit(s) (Bay Area Air Quality Management District), Industrial Activities Storm Water General Permit (State Water Resource Control Board), Discharge Permit (local public-operated treatment works), Boiler/Pressure Vessel Permit (California Division of Occupational Safety and Health), Hazardous Waste Generator ID Numbers (California Department of Toxic Substances Control and U.S. EPA), and Spill Prevention Control and Countermeasures (SPCC) Plan (U.S. EPA). Immediately upon Tenant’s receiving any amendment, change, modification or other action, application or filing affecting any of Tenant’s Permits, Tenant shall provide to Landlord for Landlord’s approval copies of any and all documents relating thereto. Tenant shall be solely responsible, at its expense, for obtaining and keeping current all of Tenant’s Permits and other records relating to Permitted Hazardous Materials as may be required by applicable Hazardous Materials Laws. Tenant further acknowledges and agrees that it shall be solely responsible, at its expense, for the preparation and maintenance of any required waste manifests necessary for the transport and disposal of any Hazardous Materials from the Premises, and Tenant shall be listed therein as the generator of all such materials.

5.2.3          Removal and Remediation. Notwithstanding anything herein or any other provisions of this Lease to the contrary, at the expiration or earlier termination of the Lease Term, Tenant shall, at Tenant’s sole cost and expense, remove from the Premises and Project all of Tenant’s trade fixtures, equipment and other personal property used by Tenant in connection with the use, storage and/or disposal by Tenant or the Tenant Parties of any Hazardous Materials that are other than the Permitted Office Supplies in, on or at the Premises, Building and/or Project. If Tenant breaches any of its obligations contained in this Section 5.2, or if the presence of any Hazardous Materials in, on, under or about the Premises, Building or Project caused or permitted by Tenant or the Tenant Parties results in any release, leaks, spills, damage to and/or contamination of the Premises, Building or Project (and/or any other properties or improvements located outside the Project), then Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises, Building and Project (and such other properties) to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord’s approval of such actions shall first be obtained; provided, however, Landlord may at its option (but in no event shall be obligated to) elect, after prior notice to Tenant, to conduct any such remediation program, all at Tenant’s sole cost and expense to the extent that Tenant would otherwise be liable for same. The design and scope of any such remediation program shall be determined solely and reasonably by Landlord and Landlord’s environmental consultants.

MARINA VILLAGE
[Aqua Metals, Inc.]

5.2.4          Indemnity. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties (as defined in Section 10.1 below) and the Premises, Building and Project harmless from and against any and all Claims (as defined in Section 10.1 below) arising out of or resulting from (i) the introduction, use, storage, release, leak, spill, disposal and/or discharge of any Hazardous Materials by Tenant or the Tenant Parties, and/or (ii) the breach by Tenant of any of its obligations under this Section 5.2, and/or (iii) any damage to or contamination of the Premises, Building or Project (and/or any other properties or improvements located outside the Project) resulting from the foregoing, such Claims to include, without limitation: (A) costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in, on or about the Premises, Building and/or Project (and/or other properties and improvements located outside the Project), and in the air, in the soil or in the ground water; (B) diminution in value, if any, of the Premises, Building and/or Project (and/or other properties and improvements located outside the Project), (C) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, Building or Project, including without limitation, damages occasioned by rent abatement and/or any other concession given by Landlord to other tenants of the Project in connection with such breach and/or contamination; (D) damages, if any, arising, directly or indirectly, from any adverse impact on developing or marketing the Premises, Building or Project; and (E) sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees.

5.2.5          Periodic Inspection and Remediation. Landlord and/or Landlord’s environmental consultants shall be entitled, upon not less than one (1) business day’s prior notice (except no such prior notice shall be required in case of emergency), at Landlord’s expense, except as expressly provided below, to: (i) enter the Premises to observe and inspect Tenant’s operations involving the use of Hazardous Materials; (ii) review Tenant’s emergency response plans with respect to Hazardous Materials and Tenant’s compliance and preparedness to comply therewith; and (iii) conduct environmental inspections, investigations and studies of the Premises, Building and Project (including, without limitation, the collection of samples). Notwithstanding the foregoing, if any such inspection discloses (A) contamination of the Premises, Building and/or Project (and/or other properties and improvements located outside the Project), with Hazardous Materials caused or permitted by Tenant or the Tenant Parties, (B) a violation of Hazardous Materials Laws by Tenant or the Tenant Parties, or (C) a breach by Tenant of any of its covenants and obligations in this Section 5.2, Tenant shall be solely responsible for the payment of all costs and expenses incurred in connection with any such inspection. Throughout the Lease Term, Tenant shall maintain accurate and complete records with respect to Tenant’s use, storage, handling and disposal of Hazardous Materials (except for Permitted Office Supplies) in, on or about the Premises, Building and/or Project, and Tenant shall make such records and all of Tenant’s Permits available to Landlord and Landlord’s environmental consultants in connection with any inspection or proposed inspection of the Premises, Building and/or Project. If Landlord discovers that Tenant’s Hazardous Materials operations are not in compliance with Hazardous Materials Laws or the provisions of this Section 5.2, or that Tenant is not in compliance with or adequately prepared, in Landlord’s reasonable opinion, to comply with Tenant’s emergency response plans for Hazardous Materials, then, in addition to Tenant’s liability established in Sections 5.2.3 and 5.2.4 above, Tenant shall cause its Hazardous Materials operations to be brought into compliance with all Hazardous Materials Laws, and in compliance with Tenant’s emergency response plans, as the case may be, as soon as possible following Tenant’s receipt of notice of any such Landlord’s non-compliance or non-preparedness, and Tenant shall immediately cease all operations on the Premises involving the use of Hazardous Materials found not to be in compliance with Hazardous Materials Laws and/or such emergency response plans until such operations are brought into compliance therewith.

5.2.6          Payment of Costs by Tenant. All sums payable by Tenant pursuant to this Section 5.2 shall constitute Additional Rent payable under the Lease and shall be due and payable within ten business (10) days of written demand therefor.

5.2.7          Survivability. The obligations of Tenant under this Section 5.2 (including Tenant’s indemnity of Landlord in Section 5.2.3 above) shall survive the expiration or earlier termination of this Lease.

MARINA VILLAGE
[Aqua Metals, Inc.]

ARTICLE 6

SERVICES AND UTILITIES

6.1          Tenant’s Responsibility. Tenant shall be solely responsible, at its sole cost and expense, for the furnishing of all utilities to the Premises, including, but not limited to, water, HVAC, electricity, telephone and telecommunications (subject to Section 8.4 below). In connection with the foregoing, Tenant hereby agrees that: (i) Landlord shall have absolutely no obligation to provide any such utilities to the Premises, although Landlord shall maintain in good order and keep in service the existing utility connections located outside the Building and connected to the exterior of the Building as necessary for distribution of such utilities to the Premises by Tenant; (ii) Tenant shall contract directly with the applicable utility providers to provide all such utilities to the Premises, which utilities shall be separately metered, at Tenant’s cost; and (iii) Tenant shall pay for the costs of all such utilities consumed at the Premises directly to the applicable provider thereof.

6.2          Overstandard Tenant Use. If Tenant shall use, or desire to use, electricity, water, HVAC or any other utilities for the Premises in quantities that exceed the capacity of the equipment supplying the same to the Building or that are in excess of the quantities normally required for ordinary office use for premises in the Comparable Buildings, then, if such overstandard use continues for five (5) business days after Tenant receives notice thereof from Landlord, (i) subject to applicable laws, and subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall, at Tenant’s sole cost and expense, install such supplemental equipment as may be reasonably required to provide such excess capacity, and (ii) Tenant shall pay for the costs of any increased wear and tear on existing Systems and Equipment of the Building caused by such excess use. Landlord shall notify Tenant of any such excess use as soon as reasonably practicable after Landlord’s discovery thereof.

6.3          Interruption of Use. Subject to Section 6.6 below, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4          Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for (i) performing all janitorial services, trash removal and other cleaning of the Premises, and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning, if reasonably necessary to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and Project. If Tenant shall fail to provide any of the services described in this Section 6.6 to be performed by Tenant within ten (10) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant upon receipt by Tenant of a written statement of cost from Landlord.

6.5          Access to Premises. Subject to the other provisions of this Lease (including, without limitation, the Rules and Regulations attached to this Lease as Exhibit D and any modifications thereof adopted by Landlord from time to time), Tenant shall be granted access to the Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year.

MARINA VILLAGE
[Aqua Metals, Inc.]

6.6          Abatement of Rent When Tenant Is Prevented From Using Premises. If Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of Landlord’s failure to (i) maintain and keep in service the existing utility connections located outside the Building and connected to the exterior of the Building as necessary for distribution of such utilities to the Premises required to be provided in Section 6.1 above, but only to the extent such failure is caused by Landlord’s negligence or willful misconduct, or (ii) provide access to the Premises or to the number of parking passes to which Tenant is entitled pursuant to Article 23 below, or (iii) perform any repairs required to be performed by Landlord under this Lease within ten (10) days after Landlord’s receipt of written notice thereof from Tenant (which 10-day period shall be extended as is reasonably necessary if more than ten (10) days are reasonably required to complete such repairs and Landlord commences such repairs within such 10-day period and thereafter diligently attempts to complete same) (each, an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event. If such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice from Tenant (“Eligibility Period”), then Tenant’s obligation to pay Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing during such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. To the extent Tenant shall be entitled to abatement of rent because of a damage or destruction pursuant to Article 11 below, or a taking pursuant to Article 12 below, then the Eligibility Period shall not be applicable.

ARTICLE 7

REPAIRS

7.1          Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, reasonable wear and tear excepted, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs and such failure continues for five (5) business days after Landlord’s notice to Tenant of such failure (which 5 business day period shall be extended as is reasonably necessary if more than five (5) business days are reasonably required to complete such repairs and Tenant commences such repairs within such 5 business day period and thereafter diligently attempts to complete same) , Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including an administrative fee of three percent (3%) of the cost thereof.

7.2          Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord shall repair and maintain the common areas appurtenant to or servicing the Building, the structural portions of the Building (including the roof of the Building), and the basic plumbing, HVAC and electrical systems serving the Building and not located in the Premises; provided, however, to the extent such maintenance and repairs are caused by (i) the gross negligence or willful misconduct of Tenant or any of the Tenant Parties, or (ii) the negligence of any of the Tenant Parties and such repairs or maintenance are not required to be insured by Landlord’s property damage insurance under this Lease, then Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance. Except as provided in Section 6.6 above, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

MARINA VILLAGE
[Aqua Metals, Inc.]

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1          Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building or the Systems and Equipment or which can be seen from outside the Premises (collectively, the “Restricted Alterations”). Notwithstanding the foregoing to the contrary, Tenant may make non-structural alterations, additions or improvements to the interior of the Premises (collectively, the “Acceptable Changes”) without Landlord’s consent, provided that (i) Tenant delivers to Landlord written notice of such Acceptable Changes at least ten (10) business days prior to the commencement thereof, (ii) the cost of any such Acceptable Changes does not exceed $15,000.00, (iii) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 8, (iv) such Acceptable Changes do not require the issuance of a building permit or other governmental approval, (v) such Acceptable Changes are not Restricted Alterations, and (vi) such Acceptable Changes shall be performed by qualified contractors and subcontractors which normally and regularly perform similar work in the Comparable Buildings. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of three percent (3%) of the cost of the Alterations. The construction of the initial improvements to the Premises (including any supervision fee payable to Landlord in connection therewith) shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2          Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building or Systems and Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance (including, without limitation, California Energy Code, Title 24) and pursuant to a valid building permit, issued by the city in which the Building is located, and in conformance with Landlord’s construction rules and regulations. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Project or the common areas, and as not to obstruct the business of Landlord or other tenants of the Project, or interfere with the labor force working at the Project. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in a commercially reasonable amount covering the construction of such Alterations, and such other insurance as Landlord may reasonably require consistent with the practices of institutional owners of the Comparable Buildings, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of Alterations costing more than $50,000.00 and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Project is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Building a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

MARINA VILLAGE
[Aqua Metals, Inc.]

8.3          Landlord’s Property. All Alterations, improvements, fixtures and/or equipment which may be installed or placed in or about the Premises shall be at the sole cost of Tenant (except for Landlord’s Work) and shall be and become the property of Landlord. Furthermore, Landlord may require that Tenant remove any improvement or Alteration upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal; provided, however, with respect to any improvements (including the initial Tenant Improvements installed pursuant to the Tenant Work Letter that are other than those depicted on the Final Space Plan, as defined therein) or Alterations made or caused to be made by Tenant with Landlord’s consent, Tenant shall have no obligation to remove any such improvements or Alterations unless at the time Landlord approved the final working drawings for any such improvements or Alterations, Landlord, by written notice to Tenant, identified those improvements or Alterations which Landlord would require Tenant to remove at the expiration or earlier termination of this Lease, in which event Tenant shall remove such identified improvements and/or Alterations (as the case may be) on or before the expiration of the Lease Term (as may be extended) and repair any damage resulting from such removal. If Tenant fails to complete such removal and/or to repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant. Notwithstanding any contrary provision of this Lease, Tenant shall not be obligated to remove any of the initial Tenant Improvements depicted on the Final Space Plan upon the expiration or earlier termination of this Lease.

8.4          Wi-Fi Network. Without limiting the generality of the foregoing, if Tenant desires to install wireless intranet, Internet and communications network (“Wi-Fi Network”) in the Premises for the use by Tenant and its employees, then the same shall be subject to the provisions of this Section 8.4 (in addition to the other provisions of this Article 8). If Landlord consents to Tenant’s installation of such Wi-Fi Network, Tenant shall, in accordance with Article 15 below, remove the Wi-Fi Network from the Premises prior to the termination of the Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or to other tenants at the Project or with any other tenant’s communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including reasonable attorneys’ fees) arising out of Tenant’s failure to comply with the provisions of this Section 8.4, except to the extent same is caused by the gross negligence or willful misconduct of Landlord and which is not covered by the insurance carried by Tenant under this Lease (or which would not be covered by the insurance required to be carried by Tenant under this Lease). Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible and no later than three (3) calendar days following such occurrence to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating such Wi-Fi Network until such interference is corrected or remedied to Landlord’s satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building and Project and to telecommunication service providers and in no event shall Landlord be liable to Tenant for any interference of the same with such Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network will be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) be solely responsible for any damage caused as a result of the Wi-Fi Network, (ii) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (iii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iv) be responsible for any modifications, additions or repairs to the Building or Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant’s Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant’s compliance with the terms of this Section 8.4, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord’s retention of such professionals, the research of such interference issues and confirmation of Tenant’s compliance with the terms of this Section 8.4 within twenty (20) days after the date Landlord submits to Tenant an invoice for such costs. This reimbursement obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.

MARINA VILLAGE
[Aqua Metals, Inc.]

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Project, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Project, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If any such lien is not released and removed within five (5) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1          Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its partners and subpartners, and their respective officers, agents, property managers, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, the “Claims”) incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements, fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and Project. Notwithstanding the foregoing provisions of this Section 10.1 to the contrary, (i) except for lost profits, loss of business or other consequential damages (collectively, “Consequential Damages”) incurred or suffered by Tenant or Tenant’s contractors, agents, employees, licensees or invitees, the assumption of risk and release by Tenant set forth hereinabove shall not apply to any Claims to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease (collectively, the “Excluded Claims”), and (ii) Tenant’s indemnity of Landlord hereinabove shall not apply to (A) any Excluded Claims, (B) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below, or (C) any Consequential Damages suffered by Landlord or the Landlord Parties. In addition, Landlord shall indemnify, defend, protect and hold Tenant and Tenant’s officers, directors, shareholders and employees harmless from and against all such Excluded Claims, except for (1) any loss or damage to Tenant’s property to the extent Tenant has waived such loss or damage pursuant to Section 10.4 below, and (2) any Consequential Damages. Each party’s agreement to indemnify the other pursuant to this Section 10.1 is not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant and/or Landlord, as applicable, pursuant to the provisions of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

MARINA VILLAGE
[Aqua Metals, Inc.]

10.2        Landlord’s Insurance; Tenant’s Compliance with Landlord’s Insurance. Landlord shall, from and after the date hereof until the expiration of the Lease Term (as may be extended), maintain in effect the following insurance: (i) physical damage insurance (including a rental loss endorsement) providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered under “special form” policies in the geographical area of the Project, covering the Building (excluding, at Landlord’s option, the property required to be insured by Tenant pursuant to Section 10.3.2 below) in an amount not less than the full replacement value (less commercially reasonable deductibles) of the Building, together with such other risks as Landlord may from time to time determine (provided however, that Landlord shall have the right, but not the obligation, to obtain earthquake and/or flood insurance); and (ii) commercial general liability insurance insuring against claims of bodily injury, personal injury or property damage arising out of Landlord’s operations, contractual liabilities, or use of the Project. Such coverages may be carried under one or more blanket and/or umbrella insurance policies so long as the coverages required under this Lease with respect to the Building and/or Project are not reduced or impaired as a result thereof. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1          Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above, (and with owned and non-owned automobile liability coverage, and liquor liability coverage if alcoholic beverages are served on the Premises) for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence $5,000,000 annual aggregate 0% Insured’s participation

10.3.2          Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements, including any Tenant Improvements which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant’s request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a “physical loss or damage” basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3          Workers’ compensation insurance as required by law.

10.3.4          Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

10.3.5          Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

MARINA VILLAGE
[Aqua Metals, Inc.]

10.3.6          Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Project is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.3.1 and 10.3.2 above, have deductible amounts not exceeding Five Thousand Dollars ($5,000.00). Tenant shall deliver such policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4       Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance carried by such waiving party (or required under this Lease to be carried by such waiving party).

10.5       Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord; provided, however, that in no event shall such increased amounts and additional types of insurance be in excess of that required by landlords of the Comparable Buildings for tenants leasing comparable-sized space as the Premises in the Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1       Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project and/or the Building, or the lessor of a ground or underlying lease with respect to the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any damage to the tenant improvements and alterations installed in the Premises and shall return such tenant improvements and alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant’s insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord’s commencement of such improvement work, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

MARINA VILLAGE
[Aqua Metals, Inc.]

11.2          Termination Rights. Within sixty (60) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing (“Landlord’s Damage Notice”) of the estimated time, in Landlord’s reasonable judgment, required to substantially complete the work Landlord is required to perform pursuant to Section 11.1 above (the “Landlord’s Restoration Work”). Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Project and instead terminate this Lease by notifying Tenant in writing of such termination within forty-five (45) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) Landlord’s Restoration Work cannot, in the reasonable opinion of Landlord as set forth in Landlord’s Damage Notice, be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); or (ii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies, and the cost of repairing such uninsured or underinsured damage, excluding deductibles other than deductibles for earthquake insurance, exceeds $100,000.00. If (A) Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, (B) the damage constitutes a Tenant Damage Event (as defined below), and (C) Landlord’s Restoration Work cannot, in the reasonable opinion of Landlord as set forth in Landlord’s Damage Notice, be substantially completed within one hundred eighty (180) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after Tenant’s receipt of Landlord’s Damage Notice, which termination shall be effective as of the date of such termination notice thereof to Landlord. As used herein, a “Tenant Damage Event” shall mean damage to all or any part of the Premises or any common areas of the Building providing access to the Premises by fire or other casualty, which damage (1) is not the result of the negligence or willful misconduct of Tenant or the Tenant Parties, (2) substantially interferes with Tenant’s use of or access to the Premises, and (3) would entitle Tenant to an abatement of Base Rent and Tenant’s Share of increases in Operating Expenses, Tax Expenses and Utilities Costs pursuant to Section 11.1 above. In addition, if (x) the Premises, the Building or any portion of the Project is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, and (y) Landlord’s Restoration Work is reasonably estimated by Landlord in Landlord’s Damage Notice to require more than sixty (60) days or the remainder of the Lease Term (whichever is less) to complete, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease, and to the extent that such destruction or damage also constitutes a Tenant Damage Event, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term.

11.3          Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Project is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

MARINA VILLAGE
[Aqua Metals, Inc.]

ARTICLE 12

CONDEMNATION

12.1          Permanent Taking. If more than twenty-five percent (25%) of the rentable square feet of the Premises or any substantial portion of the Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of more than twenty-five percent (25%) of the Premises or any substantial portion of the Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation of more than twenty-five percent (25%) of the Premises or any substantial portion of the Building or Project, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than ninety (90) days after the date of such taking, condemnation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than ninety (90) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Project, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

12.2          Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

MARINA VILLAGE
[Aqua Metals, Inc.]

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1          Transfers. Subject to Section 14.7 below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or conditioned, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent (subject to Section 14.7 below) shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall pay to Landlord Two Thousand Five Hundred Dollars ($2,500.00) to reimburse Landlord for its review and processing fees, and Tenant shall also reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenant’s proposed Transfer.

14.2          Landlord’s Consent. Subject to Section 14.7 below, Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer on the terms specified in the Transfer Notice. Landlord shall notify Tenant of Landlord’s approval or reasonable disapproval of any such proposed Transfer within ten (10) business days after Landlord’s receipt of such Transfer Notice from Tenant. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1          The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or Project;

14.2.2          The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3          The Transferee is either a governmental agency or instrumentality thereof;

14.2.4          The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.5          The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

14.2.6          The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

14.2.7          The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.8          Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent and space of comparable size to the Subject Space is available for lease in the Project on a direct basis from Landlord, or (ii) is negotiating with Landlord to lease space in the Project at such time and space of comparable size to the Subject Space is available for lease in the Project on a direct basis from Landlord.

MARINA VILLAGE

[Aqua Metals, Inc.]

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2, Tenant may within six (6) months after Landlord’s consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

14.3          Transfer Premium. Subject to Section 14.7 below, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), (ii) any reasonable brokerage commissions in connection with the Transfer, (iii) any reasonable legal fees incurred by Tenant in negotiating the Transfer and obtaining Landlord’s consent thereto, and (iv) any marketing costs and other out-of-pocket costs in connection with the Transfer (collectively, the “Subleasing Costs”). Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4          Intentionally Omitted.

14.5          Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, a copy of all documentation pertaining to the Transfer; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to the determination of any Transfer Premium. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

14.6          Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include the following (subject, however, to Section 14.7 below): (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death or in connection with any initial public offering), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7          Permitted Transfers to Affiliates. Notwithstanding the foregoing provisions of this Article 14 to the contrary, (i) the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (A) a parent or subsidiary of Tenant, or (B) any person or entity which controls, is controlled by or under common control with Tenant, or (C) any entity which purchases all or substantially all of the assets and/or stock of Tenant, or (D) a successor to Tenant or any of the foregoing entities by purchase, merger, consolidation or reorganization (all such persons or entities described in clauses (A), (B), (C) and (D) hereinabove being sometimes hereinafter referred to as “Affiliates”), or (ii) Tenant’s decision to enter into any of the transactions deemed an “assignment” pursuant to the provisions of Section 14.6 above (which is other than the dissolution of Tenant without immediate reconstitution thereof) with any such Affiliate, or (iii) any Transfer resulting from an initial public offering by Tenant shall not be deemed a Transfer under this Article 14, and thus shall not be subject to the requirement of obtaining Landlord’s consent thereto in Section 14.2 above, or Landlord’s right to receive any Transfer Premium pursuant to Section 14.3 above, provided that:

14.7.1          any such Affiliate was not formed, and such transaction was not entered into, as a subterfuge to (i) avoid the obligations of this Article 14, or (ii) adversely affect the ability of Tenant to satisfy its obligations under this Lease;

MARINA VILLAGE

[Aqua Metals, Inc.]

14.7.2          Tenant gives Landlord at least five (5) business days’ prior notice of any such assignment or sublease to an Affiliate;

14.7.3          the successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease;

14.7.4          any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the Subject Space which is the subject of such Transfer (other than the amount of Base Rent and Tenant’s Share of Operating Expenses, Tax Expenses and Utilities Costs payable by Tenant with respect to a sublease); and

14.7.5          Tenant shall remain fully liable for all obligations to be performed by Tenant under this Lease.

“Control”, as used in this Section 14.7, shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY

15.1          Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2          Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear excepted and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data, and other cabling and wiring (including any cabling and wiring associated with the Wi-Fi Network, if any) installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

MARINA VILLAGE

[Aqua Metals, Inc.]

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be reasonably required by any prospective mortgagee or purchaser of the Project (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s Mortgagee or Landlord’s prospective mortgagees. Failure of Tenant to timely execute and deliver such estoppel certificate within such 10-day period, which failure continues for three (3) days after Tenant’s receipt of written notice of such failure from Landlord shall constitute (i) an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception, and (ii) a material default by Tenant of this Lease. In addition, if such failure continues for two (2) business days after Tenant’s receipt of a second written notice of such failure from Landlord, then Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys’ fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate within such 2-business day period. Upon request from time to time, but not more often than once every twelve (12) consecutive months, Tenant agrees to provide to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, current financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement. If any Guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within ten (10) days after Landlord’s delivery of written request therefor, but not more often than once every twelve (12) consecutive months, current financial statements of the Guarantor in a form consistent with the foregoing criteria.

MARINA VILLAGE

[Aqua Metals, Inc.]

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to all present and future ground leases of the Project and to the lien of any mortgages or deeds of trust (herein, a “Mortgage”), now or hereafter in force against the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of any such Mortgages, unless the holders of such Mortgages, or the lessors under such ground lease, require in writing that this Lease be superior thereto. Notwithstanding any contrary provision in this Article 18, a condition precedent to the subordination of this Lease to any future ground lease or to the lien of any future Mortgage is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement (a “Future SNDA”) from the lessor or beneficiary of such future instrument, acknowledging that the rights and interests of Tenant under this Lease shall remain in full force and effect and Tenant’s right to possession of the Premises shall not be disturbed during the Lease Term as long as Tenant is not in default under this Lease beyond all applicable notice and cure periods. Tenant covenants and agrees if any proceedings are brought for the foreclosure of any such Mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor (but subject to the terms of the Existing SNDA, as defined below, or any Future SNDA, if applicable and then in effect), and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such Mortgages or ground leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Landlord shall use commercially reasonable efforts to cause the beneficiary of the existing deed of trust encumbering the Project (the “Existing Lender”) to execute and deliver to the parties, within sixty (60) days after the mutual execution and delivery of this Lease, a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit F attached hereto (the “Existing Lender SNDA”), and Tenant shall execute the Existing Lender SNDA promptly after request therefor by Landlord. Tenant shall pay all costs and fees incurred by Landlord in connection with the procurement of the Existing Lender SNDA (including without limitation, any fees and costs charged to Landlord by the Existing Lender in connection with the Existing Lender SNDA) within thirty (30) days after Landlord’s delivery to Tenant of an invoice therefor. Landlord’s failure to cause the Existing Lender to execute and deliver to the parties a fully executed Existing Lender SNDA within such 60-day period or by any other date shall not constitute a default by Landlord under this Lease, and Tenant shall not be entitled to any remedy under this Lease, nor shall Landlord be liable to Tenant for any damages or otherwise due to any such failure by Landlord.

ARTICLE 19

DEFAULTS; REMEDIES

19.1          Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1          Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within five (5) days after written notice of delinquency is delivered to Tenant by Landlord; provided, however, that with respect to Base Rent or regular monthly payments of Additional Rent, if Landlord has given Tenant one (1) such delinquency notice in the preceding twelve (12) consecutive month period, then Tenant’s subsequent failure to pay any Rent or other charge when due shall constitute a default under this Lease without requirement of any notice or cure period; provided, further, that any such delinquency notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

19.1.2          Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

MARINA VILLAGE

[Aqua Metals, Inc.]

19.1.3          Abandonment or vacation of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for six (6) business days or longer while in default of any provision of this Lease.

19.2          Landlord’s Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1          Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)          the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)         the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)        the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)        any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus

(v)         at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 above. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2          Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3          Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

MARINA VILLAGE

[Aqua Metals, Inc.]

19.3          Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4          Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5          Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6          Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

19.7          Landlord’s Default. If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. If Landlord shall fail to cure within the times permitted to cure herein, Landlord shall be subject to such remedies as may be available to Tenant under applicable laws (subject to the other provisions of this Lease); provided, however, in (i) no event shall Landlord be liable to Tenant for lost profits, loss of business or other Consequential Damages, and (ii) Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, except as otherwise expressly provided in this Lease.

MARINA VILLAGE

[Aqua Metals, Inc.]

ARTICLE 20

SECURITY DEPOSIT; LETTER OF CREDIT

20.1          Security Deposit.

20.1.1          In General. Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Notwithstanding any contrary provision of this Section 20.1.1, if the Contingency is not timely satisfied by Tenant or waived by Landlord, then Landlord shall have no obligation to return the Security Deposit, or any portion thereof, to Tenant and Landlord shall retain the Security Deposit as part of the Termination Fee pursuant to Section 2.2 above.

20.1.2          Satisfaction of Contingency. If Tenant satisfies the Contingency by timely depositing with Landlord an additional cash security deposit of $500,000.00 pursuant to clause (i) of Section 2.1.1 above, then: (i) such amount shall be added to the Security Deposit (so that the Security Deposit amount shall equal $545,346.73) and the provisions of this Section 20.1.2 shall apply; and (ii) such increased Security Deposit amount shall be reduced by and to the amounts on the dates set forth in the schedule below, provided that (A) Tenant is not in default under this Lease as of such scheduled reduction date, and (B) Tenant has not previously been in monetary default under this Lease as of such scheduled reduction date. Any such reductions in the Security Deposit pursuant this Section 20.1.2 shall effected by Landlord’s issuance of a check payable to Tenant within thirty (30) days after the applicable scheduled reduction date. Except as specifically set forth herein, the Security Deposit shall not be subject to reduction during the Lease Term (as may be extended).

Security Deposit Reduction Date	Security Deposit Reduction Amount	Revised Security Deposit Amount
First day of the 17th full calendar month of the initial Lease Term	$250,000.00	$295,346.73
First day of the 29th full calendar month of the initial Lease Term	$250,000.00	$45,346.73

20.2          Letter of Credit. If Tenant satisfies the Contingency by timely delivering to Landlord the Letter of Credit (as defined below) in the amount of $500,000.00 pursuant to clause (ii) of Section 2.1.1 above, then the provisions of this Section 20.2 shall apply.

MARINA VILLAGE

[Aqua Metals, Inc.]

20.2.1          Basic Letter of Credit Terms. The Letter of Credit, if so delivered by Tenant to Landlord, shall be additional protection for Landlord to assure the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease. For purposes hereof, the “Letter of Credit” shall mean an irrevocable and unconditional negotiable letter of credit in the amount of $500,000.00 (“LC Amount”), in the form attached hereto as Exhibit E and containing the terms required in this Section 20.2, payable in San Francisco, Oakland or San Jose, California, running in favor of Landlord issued by a solvent nationally recognized bank (the “Bank”) that is acceptable to Landlord in Landlord’s sole discretion and meets all of the following requirements (collectively, the “Letter of Credit Issuer Requirements”): (i) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (ii) has a long term rating of B or higher as rated by Moody’s Investors Service and/or A or higher as rated by Standard & Poor’s, and Fitch Ratings Ltd (Fitch); and (iii) has a branch located in San Francisco, Oakland or San Jose, California; provided, however, that Landlord agrees the Bridge Bank, N.A. is an acceptable bank to initially issue the Letter of Credit. The LC Amount is subject to reduction as provided in Section 20.2.8 below.

20.2.2          Additional Terms. The Letter of Credit shall: (i) be “callable” at sight, irrevocable and unconditional; (ii) be maintained in effect for an initial term plus annual automatic extensions thereof, for the entire period from the date Tenant delivers the Letter of Credit to Landlord and continuing until the date which is one hundred twenty (120) days after the Lease Expiration Date (the “LC Expiration Date”); (iii) be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; (iv) be fully assignable by Landlord; and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit (1) upon the presentation to the Bank of Landlord’s (or Landlord’s then managing agent’s) written statements that such amount is due to Landlord under the terms and conditions of this Lease, (2) if the Bank delivers written notice to Landlord that the Letter of Credit will not be extended beyond the current expiration date thereof which would result in the Letter of Credit expiring prior to the LC Expiration Date (which the Bank shall only have the right to do if it provides Landlord with such notice at least sixty (60) days prior to such current expiration date), (3) Tenant has filed a voluntary petition under the Federal Bankruptcy Code, or (4) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, it being understood that if Landlord or its managing agent is a limited liability company, corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy thereof and regardless of whether Tenant disputes the content of such statement. With respect to clause (2) hereinabove, if the Bank notifies Landlord in writing that the Letter of Credit will not be extended beyond the current expiration date thereof which would result in the Letter of Credit expiring prior to the LC Expiration Date, then Tenant shall deliver to Landlord a replacement Letter of Credit no later than thirty (30) days prior to the expiration of the Letter of Credit, which replacement Letter of Credit shall be accepted by Landlord if, and only if, such replacement Letter of Credit is (x) irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion, and (y) issued by a solvent nationally recognized bank that is acceptable to Landlord in Landlord’s sole discretion and meets all of the Letter of Credit Issuer Requirements.

20.2.3          Transfers. The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without obtaining Tenant’s consent thereto, transfer its interest in and to the Letter of Credit to another person or entity as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building or the Premises, Landlord shall effect a transfer of the Letter of Credit to the transferee and thereupon Landlord shall, without any further agreement between the parties, be fully and forever released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to each and every transfer or assignment of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

MARINA VILLAGE

[Aqua Metals, Inc.]

20.2.4          Additional Provisions. If, as a result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, then Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement Letter of Credit for the full LC Amount) and any such additional letter(s) of credit (or replacement Letter of Credit for the full LC Amount) shall comply with all of the provisions of this Section 20.2, and if Tenant fails to comply with the foregoing, the same shall constitute an incurable default by Tenant under this Lease. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If, at any time prior to the LC Expiration Date, the Letter of Credit is not renewed or replaced in accordance with the provisions of Section 20.2.2 above, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Section 20.2, then Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Section 20.2 and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due and/or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under this Lease; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

20.2.5          Draws by Landlord. Tenant hereby acknowledges and agrees that Landlord has entered into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant under this Lease. If there shall occur a default by Tenant under this Lease, then Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that Landlord will sustain resulting from Tenant’s default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw from the Letter of Credit. The use, application or retention of the Letter of Credit proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such Letter of Credit or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that: (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank; (ii) Tenant is not a third party beneficiary of such contract; and (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, if Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

20.2.6          Failure to Meet Letter of Credit Issuer Requirements. Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its commercially reasonable discretion, then Tenant shall, within five (5) business days after written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Section 20.2, including without limitation, the Letter of Credit Issuer Requirements. In addition and without limiting the generality of the foregoing, if the issuer of any Letter of Credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, the Letter of Credit shall be deemed to not meet the requirements of this Section 20.2, and Tenant shall, within five (5) business days after written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Section 20.2 and that meets the Letter of Credit Issuer Requirements. Notwithstanding anything in this Lease to the contrary, Tenant’s failure to so replace the Letter of Credit and/or satisfy the Letter of Credit Issuer Requirements within such applicable 5-business day period shall constitute a material default by Tenant under this Lease for which there shall be no notice or grace or cure periods being applicable thereto, and in such event, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure such default and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from such default.

MARINA VILLAGE

[Aqua Metals, Inc.]

20.2.7          Not a Security Deposit. In no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

20.2.8          Reduction in LC Amount. Notwithstanding anything to the contrary set forth in this Section 20.2, it is hereby agreed that the LC Amount shall be reduced by and to the amounts on the dates set forth in the schedule below, provided that: (i) Tenant is not in default under this Lease as of such scheduled reduction date; (ii) Tenant has not previously been in monetary default under this Lease as of such scheduled reduction date; and (iii) Landlord has not drawn down on any portion of the Letter of Credit prior to such scheduled reduction date. Any such reductions in the LC Amount pursuant this Section 20.2.8 shall be accomplished through an amendment or replacement Letter of Credit, to be provided by Tenant to Landlord at Tenant’s expense.

Letter of Credit Reduction Date	Letter of Credit Reduction Amount	Revised LC Amount
First day of the 17th full calendar month of the initial Lease Term	$250,000.00	$250,000.00
First day of the 29th full calendar month of the initial Lease Term	$250,000.00	$0.00

ARTICLE 21

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply as to the Premises with all such laws or other governmental measures, subject to Landlord’s obligation as set forth hereinbelow to comply with such laws or other governmental measures with respect to the Base, Shell and Core of the Building and/or the common areas of the Building and Project. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such laws or other governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). Landlord shall comply with all applicable laws and other governmental measures relating to the Base, Shell and Core of the Building and/or the common areas of the Building and Project. Notwithstanding the foregoing, to the extent Landlord’s compliance obligations in the immediately preceding sentence are triggered by any improvements or Alterations made to the Premises by or on behalf of Tenant (including the initial Tenant Improvements described in the Tenant Work Letter, but excluding Landlord’s Work), Tenant’s particular manner of use of the Premises (other than the general uses set forth in Section 5.1 above that are not specific to Tenant’s business), or any trade fixtures, equipment or personal property installed by or on behalf of Tenant in the Premises, Tenant shall reimburse Landlord for the cost of such compliance within thirty (30) days after invoice from Landlord.

MARINA VILLAGE

[Aqua Metals, Inc.]

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon not less than one (1) business day’s prior notice (except no such prior notice shall be required in case of emergency), to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground lessors; (iii) to post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

PARKING

Throughout the Lease Term (as may be extended), Tenant shall have the right to use, on a “first-come, first-serve” basis, in common with other tenants of the Building and free of parking charges, the number of unreserved parking spaces set forth in Section 12 of the Summary, which unreserved parking spaces are located in the Parking Facilities servicing the Building as shall be designated by Landlord from time to time for unreserved parking for the tenants of the Building. Tenant’s continued right to use the parking spaces is conditioned upon (i) Tenant’s reasonable compliance with (A) the Parking Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit D and all modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Parking Facilities by Landlord, and/or Landlord’s Parking Operator (as defined below), (B) all rules and regulations which are prescribed from time to time by any common area association of the Project having rights over the Parking Facilities, and (C) all recorded covenants, conditions and restrictions affecting the Building and/or the Project, and (ii) Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with the Parking Rules and Regulations (and all such modifications and additions thereto, as the case may be), and any such other rules and regulations and covenants, conditions and restrictions, as described in subsection (i) above. Landlord (and/or any other owners of Marina Village) specifically reserve the right to change the size, configuration, design, layout, location and all other aspects of the Parking Facilities (including without limitation, implementing paid visitor parking), and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to any or all of the Parking Facilities. Landlord may delegate its responsibilities hereunder to a parking operator (the “Parking Operator”) in which case the Parking Operator shall have all the rights of control attributed hereby to Landlord. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant’s own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above. All visitor parking by Tenant’s visitors shall be subject to availability, as reasonably determined by Landlord (and/or the Parking Operator, as the case may be), parking in such visitor parking areas as may be designated by Landlord (and/or the Parking Operator and/or any common area association of the Project having rights over the Parking Facilities) from time to time.

MARINA VILLAGE

[Aqua Metals, Inc.]

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1          Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2          Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.3          No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4          Modification of Lease. If any current or prospective mortgagee or ground lessor for the Project requires modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

24.5          Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Project, the Building and/or in this Lease, and upon any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Project and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.6          Prohibition Against Recording. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.7          Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

MARINA VILLAGE

[Aqua Metals, Inc.]

24.8          Tenant’s Signs.

24.8.1          Signage Monument. Subject to the approval of all applicable governmental entities, and subject to all applicable laws, Landlord hereby grants Tenant the right to have Tenant’s name “Aqua Metals, Inc.” (but no other markings) displayed on the existing monument sign for the Building located at the front entrance to the Building (the “Signage Monument”). The design, size, specifications, graphics, materials, colors and exact location with respect to Tenant’s name on the Signage Monument shall be (i) consistent with the quality and appearance of the Building and Project, and (ii) designated by Landlord, subject to the approval of all applicable governmental authorities. Landlord shall install Tenant’s name on the Signage Monument at Landlord’s expense. Tenant shall pay to Landlord, within ten (10) days after demand, from time to time, all costs attributable to the insurance, maintenance and repair of Tenant’s name on the Signage Monument, plus a pro-rata share (determined by Landlord based upon the number of tenant signs on the Signage Monument) of the costs of maintenance, insurance, and repair of the Signage Monument. Landlord shall have the right to relocate, redesign and/or reconstruct the Signage Monument from time to time. The Signage Monument rights granted to Tenant under this Section 24.8.1 are personal to the original Tenant executing this Lease (the “Original Tenant”) and to any Affiliate to which the Original Tenant assigns its entire interest in this Lease pursuant to Section 14.7 above (each, an “Affiliate Assignee”) (but any name change on the Signage Monument to reflect the name of such Affiliate Assignee shall be subject to Landlord’s prior reasonable approval), and may not be assigned or exercised by or to, or used by, any other person or entity other than the Original Tenant or such Affiliate Assignee, as the case may be, and shall only be available to and exercisable by the Original Tenant or such Affiliate Assignee, as the case may be, when the Original Tenant or such Affiliate Assignee, as the case may be, is in actual and physical possession of the entire Premises. Upon termination or expiration of this Lease, or upon the earlier termination of Tenant’s Signage Monument rights under this Section 24.8.1, Landlord shall have the right to permanently remove Tenant’s name from the Signage Monument.

24.8.2          Identification Sign. Landlord shall provide Tenant with one (1) identification sign on or near the entry doors of the Premises (the “Identification Sign”). Landlord shall pay for the initial installation of the Identification Sign and Tenant shall pay for any additions, deletions or modifications to the Identification Sign; provided, however, any additions, deletions or modifications to the Identification Sign shall be subject to the prior written approval of Landlord, in Landlord’s sole discretion. The Identification Sign shall be installed by a signage contractor designated by Landlord. The location, quality, design, style and size of the Identification Sign shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its reasonable discretion. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of the Identification Sign and the repair of all damage to the Building caused by such removal.

24.8.3          No Other Signs. Except for the Identification Sign and Tenant’s name on the Signage Monument, Tenant may not install any signs on the exterior or roof of the Building, the Other Existing Buildings or the common areas of the Building or the Project. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.9          Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10        Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11        Time of Essence. Time is of the essence of this Lease and each of its provisions.

MARINA VILLAGE

[Aqua Metals, Inc.]

24.12        Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13        No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14        Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Project (including any rental, insurance and condemnation proceeds therefrom), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15        Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16        Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building, the Other Existing Buildings and/or in any other building and/or any other portion of the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building, the Other Existing Buildings or Project.

24.17        Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except with respect to Tenant’s obligations under the Tenant Work Letter (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.18        Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

MARINA VILLAGE

[Aqua Metals, Inc.]

24.19        Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, by nationally recognized overnight courier using next business day service or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given three (3) days after it is sent by United States mail, one (1) business day after it is sent by nationally recognized overnight courier using next business day service or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

24.20        Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.21        Authority. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Project is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Tenant confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further confirms that it will comply throughout the Term of this Lease, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department’s Office of Foreign Assets Control or any other applicable governmental entity.

24.22        Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23        Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Project is located.

24.24        Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25        Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the “Brokers”), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers.

24.26        Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Project or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

MARINA VILLAGE

[Aqua Metals, Inc.]

24.27        Building Name and Signage. Landlord shall have the right at any time to change the name(s) of the Building, the Other Existing Buildings and Project and to install, affix and maintain any and all signs on the exterior and on the interior of the Building, the Other Existing Buildings and any portion of the Project as Landlord may, in Landlord’s sole discretion, desire. Tenant shall have the right to identify the Building as the location of the Premises as well as the right to use photographs of the Building in advertising that the Building is the location of the Premises without having to obtain Landlord’s prior written consent thereto, although Landlord shall have reasonable approval rights for any photographs of the Building used by Tenant in such advertisements to the extent such photographs were not provided by Landlord to Tenant therefor.

24.28        Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

24.29        Landlord’s Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Other Existing Buildings, the Project, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building, the Other Existing Buildings or the Project have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) will be completing construction and/or demolition work pertaining to various portions of the Building, the Other Existing Buildings, the Premises, and/or the Project, including without limitation, landscaping and tenant improvements for premises for other tenants and, at Landlord’s sole election, such other buildings, improvements, landscaping and other facilities within or as part of the Project as Landlord (and/or such common area association) shall from time to time desire (collectively, the “Construction”). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building and/or the Other Existing Buildings, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, the Other Existing Buildings and/or the Project, which work may create noise, dust or leave debris in the Building, the Other Existing Buildings and/or the Project. Tenant hereby agrees that such Construction and Landlord’s actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from such Construction or Landlord’s actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord’s actions in connection with such Construction.

[SIGNATURES ON FOLLOWING PAGE]

MARINA VILLAGE

[Aqua Metals, Inc.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

BSREP MARINA VILLAGE OWNER LLC,
a Delaware limited liability company

By:	/s/ Thomas Diamond
Name: Thomas Diamond
Its: Vice President

“Tenant”:

AQUA METALS, INC.,
a Delaware corporation

By:	/s/ Thomas Murphy
Name: Thomas Murphy
Its: Secretary

By:
Name:
Its:

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

MARINA VILLAGE

[Aqua Metals, Inc.]

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

[See attached.]

EXHIBIT A	MARINA VILLAGE [Aqua Metals, Inc.]

EXHIBIT A-1

SITE PLAN OF PROJECT

OAKLAND / ALAMEDA ESTUARY
RESIDENTIAL
OFFICE
OFFICE / MARINA PLAZA
OFFICE / COMMERCIAL
MARINA
SHOPPING CENTER
RESIDENTIAL
OFFICE-TECH / R&D
OFFICE-TECH / R&D
ATHLETIC CLUB
RESTAURANT
COLLEGE OF ALAMEDA

MARINA VILLAGE

Alameda, California

EXHIBIT A-1	MARINA VILLAGE [Aqua Metals, Inc.]

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Premises. All references in this Tenant Work Letter to the “Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

BASE, SHELL AND CORE; LANDLORD’S WORK

Landlord has previously constructed the base, shell and core (i) of the Premises and (ii) of the floor of the Building on which the Premises are located (collectively, the “Base, Shell and Core”), and except as expressly provided hereinbelow, Tenant shall accept the Premises and the Base, Shell and Core in their then current “As-Is” condition existing as of the date of mutual execution and delivery of the Lease and the Lease Commencement Date. Except as otherwise expressly provided hereinbelow and except for the Space Plan Allowance and the Tenant Improvement Allowance set forth below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, the Building or the Project. Notwithstanding the foregoing to the contrary, following Tenant’s satisfaction or Landlord’s waiver of the Contingency, Landlord shall, at Landlord’s expense (which shall not be included in Operating Expenses or deducted from the Tenant Improvement Allowance), complete the following work using Building standard materials (collectively, “Landlord’s Work”): (i) demise the Premises from the remaining space on the first (1st) floor of the Building and separate all Building systems affected thereby and cause all path of travel work to and from the Premises resulting from such demising work to be performed to the extent required by the Americans with Disabilities Act of 1990, as amended (the “ADA”) (as determined without regard to Tenant’s proposed use of the Premises or the Tenant Improvements, as defined below, to be completed by or for Tenant in the Premises); and (ii) cause electricity, water, gas and HVAC to be separately metered for the Premises. For purposes of this Tenant Work Letter, Landlord’s Work shall be deemed “Substantially Completed” upon the completion of construction or performance, as the case may be, of Landlord’s Work substantially in accordance with this Article 1, with the exception of any punch-list items. When Landlord’s Work is Substantially Completed, Landlord shall deliver the Premises to Tenant. In addition, if (A) as of the date of Landlord’s delivery of the Premises to Tenant, the Base, Shell and Core, including the Base, Shell and Core systems and equipment which serve the Premises, and/or the common areas of the Building are not in compliance with the ADA or other applicable laws in effect as of such date (as such non-compliance shall be determined on an unoccupied basis without regard to Tenant’s use or proposed use of the Premises or any alterations or improvements [including the Tenant Improvements] to be completed by or for Tenant in the Premises), and (B) Tenant becomes aware thereof and delivers to Landlord written notice (the “Non-Compliance Notice”) of such non-compliance described hereinabove on or before the date which is six (6) months after the Lease Commencement Date (the “Non-Compliance Outside Date”), then Tenant’s sole remedy shall be that Landlord shall, at Landlord’s expense (which shall not be included in Operating Expenses), do that which is necessary to correct such non-compliance within a reasonable period of time after Landlord’s receipt of the Non-Compliance Notice. If Tenant fails to deliver the Non-Compliance Notice to Landlord on or prior to the Non-Compliance Outside Date, then Landlord shall have no obligation to perform the work described above at Landlord’s expense (but such release of such obligation shall not relieve Landlord of its other obligations under this Lease, including, without limitation, in Section 7.2 of the Lease). In addition to Landlord’s obligation to perform Landlord’s Work and any non-compliance correction work (if applicable) described hereinabove, if, in connection with Tenant’s obtaining the building permit for the Tenant Improvements, Tenant is required to make any modifications to the then-current path of travel to and from the Premises to comply with the ADA, then Landlord shall perform such compliance work, the cost of which shall be (1) paid for by Landlord to the extent such compliance is triggered by any Tenant Improvements which are ordinary general office use improvements (which cost shall not be deducted from the Tenant Improvement Allowance), or (2) paid for by Tenant and deducted from the Tenant Improvement Allowance to the extent triggered by Tenant Improvements which are not ordinary general office use improvements.

EXHIBIT B	MARINA VILLAGE [Aqua Metals, Inc.]

SECTION 2

TENANT IMPROVEMENTS

2.1          Tenant Improvement Allowance. Subject to Tenant’s satisfaction or Landlord’s waiver of the Contingency pursuant to Section 2.1.1 of the Lease, Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding $45.00 per rentable square foot of the Premises (i.e., up to $976,365.00 based on 21,697 rentable square feet of the Premises), to help Tenant pay for the costs of the design, permitting and construction of Tenant’s initial improvements which are permanently affixed to the Premises (collectively, the “Tenant Improvements”); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which is twelve (12) months after the Lease Commencement Date. In addition, Tenant shall be entitled to a one-time space plan allowance (the “Space Plan Allowance”) in the amount of up to, but not exceeding, $0.15 per rentable square foot of the Premises (i.e., up to $3,254.55 based on 21,697 rentable square feet of the Premises), to help reimburse Tenant for the costs of the preparation of the Final Space Plan (as defined below), which Space Plan Allowance shall not be contingent on Tenant’s satisfaction or Landlord’s waiver of the Contingency. Landlord shall disburse the Space Plan Allowance to Tenant to help reimburse Tenant for the costs of the preparation of the Final Space Plan within thirty (30) days after Landlord’s receipt of Tenant’s written notice requesting such disbursement accompanied by all receipts and invoices evidencing all costs of preparation of the Final Space Plan actually paid by Tenant; provided, however, Landlord shall have no obligation to disburse any portion of the Space Plan Allowance for any such Final Space Plan costs unless Landlord receives such written request for reimbursement by that date which is three (3) months after the Lease Commencement Date. In addition, in no event shall Tenant be entitled to receive as a credit, abatement or payment from Landlord any portion of the Space Plan Allowance that is not used to reimburse Tenant for any such Final Space Plan costs (such remaining unused portion shall revert to and shall be retained by Landlord). Other than the Space Plan Allowance described hereinabove, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as defined below).

2.2          Disbursement of the Tenant Improvement Allowance.

2.2.1       Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1     Payment of (i) the fees of the Architect and the Engineers (as such terms are defined below), and (ii) the out of pocket fees incurred by Landlord in connection with the preparation and review of the Construction Drawings (as defined below);

2.2.1.2     The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3     The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4     The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5     The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws;

EXHIBIT B	MARINA VILLAGE [Aqua Metals, Inc.]

2.2.1.6     Sales and use taxes and Title 24 fees;

2.2.1.7     the costs and expenses associated with complying with all national, state and local codes, including California Energy Code, Title 24, including, without limitation, all costs associated with any lighting or HVAC retrofits required thereby; and

2.2.1.8     the Coordination Fee (as defined below).

2.2.2       Disbursement Prior to Final Retention.

2.2.2.1     To receive disbursements of the Tenant Improvement Allowance prior to disbursement of the Final Retention (as defined below), Tenant shall deliver to Landlord, not more frequently than once per month, the following (collectively, a “Draw Request”): (i) a request for payment of the Contractor, as defined below (or reimbursement to Tenant if Tenant has already paid the Contractor or any other person or entity entitled to payment, and Tenant delivers to Landlord paid receipts evidencing such payment by Tenant), approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements, and detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant’s Agents (as defined below) for labor rendered and materials delivered to the Premises; and (iii) executed mechanics’ lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132 through 8138.

2.2.2.2     On or before the thirtieth (30th) day following Landlord’s receipt of the applicable monthly Draw Request from Tenant, Landlord shall deliver a check to the Contractor made payable to the Contractor (and/or a separate check made payable directly to Tenant for that portion, if any, of the requested amount representing reimbursement to Tenant of amounts previously paid directly by Tenant to the Contractor or any other person or entity entitled to payment as described in Section 2.2.2.1(i) above) in payment of the lesser of (i) the amounts so requested by Tenant in the Draw Request, as set forth in Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) (provided, however, that no such retention shall be duplicative of the retention Tenant would otherwise withhold [but will not withhold] pursuant to its construction contract with the Contractor, and no such retention shall be applicable to the Non-Construction Allowance Items, as defined below), and (ii) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any Draw Request based on a “TI Problem”, which for purposes hereof shall mean non-compliance of any Tenant Improvements with the Approved Working Drawings, or due to any Tenant Improvements that contains a defect or does not comply with applicable laws. If Landlord identifies any such non-compliance with the Approved Working Drawings or any TI Problem, Landlord shall provide Tenant with a detailed statement identifying the same, and Tenant shall cause the Tenant Improvements to be corrected to eliminate such TI Problem.

2.2.2.3     Notwithstanding the foregoing to the contrary, if there is an Over-Allowance Amount required to be paid by Tenant pursuant to Section 4.2 below for any such monthly disbursement pertaining to an applicable Draw Request, Landlord shall only be required to make a disbursement equal to Landlord’s pro rata share of the Tenant Improvement Allowance (less a ten percent (10%) retention) and only after Tenant has paid its pro rata share of the Over-Allowance Amount for such Draw Request and all previous Draw Requests directly to the Contractor and/or any other party entitled to payment. For purposes hereof, Landlord’s pro rata share for each such disbursement amount of the Tenant Improvement Allowance shall equal the percentage resulting from dividing the Tenant Improvement Allowance (less sums already disbursed for any Non-Construction Allowance Items) by the total cost of the Tenant Improvement Allowance Items (less sums already disbursed for any Non-Construction Allowance Items) as estimated in the Final Costs Statement as defined in and delivered pursuant to Section 4.2.1 below (as may be revised from time to time), and Tenant’s pro rata share for each such disbursement of the Over-Allowance Amount shall equal the Over-Allowance Amount divided by such total cost of the Tenant Improvement Allowance Items (less sums already disbursed for any Non-Construction Allowance Items).

EXHIBIT B	MARINA VILLAGE [Aqua Metals, Inc.]

2.2.2.4     Notwithstanding the foregoing provisions of this Section 2.2.2 to the contrary, with respect to fees and expenses of the Architect and Engineers (as those terms are defined in Section 3.1 below) and any other pre-construction items pertaining to the Tenant Improvements for which the payment scheme set forth hereinabove is not applicable (collectively, the “Non-Construction Allowance Items”), Landlord shall make disbursements of the Tenant Improvement Allowance therefor on a monthly basis following Landlord’s receipt of invoices and other reasonable evidence that Tenant has incurred the costs for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs, in which event conditional lien releases must be submitted in connection with such costs) and such other information and documentation reasonably required by Landlord. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.3       Final Retention. Subject to the provisions of this Tenant Work Letter, the Final Retention shall be paid by Landlord following the completion of construction of the Tenant Improvements and Tenant’s compliance with the provisions of Section 4.3 below. The Final Retention shall be made directly to the Contractor (except a separate check shall be delivered and made payable to Tenant for that portion, if any, of the Final Retention representing reimbursement to Tenant of amounts previously paid directly by Tenant to the Contractor or any other person or entity entitled to payment as described in Section 2.2.2.1(i) above). It shall be a condition precedent to Landlord’s obligation to pay the Final Retention that (A) Tenant delivers to Landlord properly executed mechanics’ lien releases in compliance with California Civil Code Sections 8132 through 8138, and (B) Landlord has not determined and notified Tenant in writing that a TI Problem exists.

2.2.4       Other Terms. Except as otherwise set forth in this Tenant Work Letter, Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

2.2.5       Specifications for Building Standard Components. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications have been received by Tenant. Unless otherwise agreed to by Landlord, the Tenant Improvements shall comply with the Specifications. Landlord may make changes to the Specifications from time to time.

SECTION 3

CONSTRUCTION DRAWINGS

3.1          Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner (the “Architect”) approved by Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Drawings. Landlord agrees that Tenant may use FME Architecture as the Architect. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises (the “MEP/FS Plans”); provided, however, that Tenant may, in lieu of retaining separate Engineers to prepare such MEP/FS Plans, retain design/build subcontractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, to prepare such MEP/FS Plans. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

EXHIBIT B	MARINA VILLAGE [Aqua Metals, Inc.]

3.2          Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein (excluding trade fixtures, such as lab equipment, which are not permanently affixed to the Premises). Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord.

3.3          Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.

3.4          Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1          Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1       The Contractor. Tenant shall select and retain a general contractor to construct the Tenant Improvements through a competitive bidding process which shall include general contractors approved by Landlord. The general contractor chosen by Tenant from the approved list of bidders shall be the general contractor submitting the lowest cost bid, unless otherwise approved by Landlord. Following such competitive bidding process and Tenant’s selection of a general contractor in accordance with the terms hereof, Tenant shall deliver to Landlord notice of its selection of the general contractor upon such selection, which contractor shall thereafter be the “Contractor” hereunder.

4.1.2       Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, and HVAC work in the Premises, unless such work is undertaken as design/build work in accordance with Section 3.1 above. If requested by Landlord, Tenant’s Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

EXHIBIT B	MARINA VILLAGE [Aqua Metals, Inc.]

4.2          Construction of Tenant Improvements by Tenant’s Agents.

4.2.1       Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with the Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a written detailed cost breakdown (the “Final Costs Statement”), by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Section 2.2.1.1 through 2.2.1.9 above, in connection with the design, permitting and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the “Final Costs”). If the Final Costs specified on the Final Costs Statement exceed the Tenant Improvement Allowance (the “Over-Allowance Amount”), then Tenant shall pay directly to the Contractor with respect to each Draw Request, Tenant’s pro rata share of such Over-Allowance Amount as determined pursuant to Section 2.2.2 above, and such payment by Tenant shall be a condition to Landlord’s obligation to disburse or pay Landlord’s pro rata portion of the Tenant Improvement Allowance (other than for any Non-Construction Allowance Items). If, after the Final Costs Statement has been delivered by Landlord to Tenant, the costs relating to the design, permitting and construction of the Tenant Improvements shall change, such changes shall be incorporated into the last approved Final Costs Statement and Landlord’s and Tenant’s pro rata share of such additional costs shall be adjusted to take into account such changes.

4.2.2       Tenant’s Agents.

4.2.2.1     Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building or Project; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to the Contractor and the Contractor shall, within five (5) business days after Tenant’s receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2     Coordination Fee. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to the product of (i) three percent (3%), and (ii) the sum of the Tenant Improvement Allowance, the Over-Allowance Amount, as such amount may be increased hereunder, and any other amounts expended by Tenant in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

4.2.2.3     Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

4.2.2.4     Insurance Requirements.

 4.2.2.4.1     General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease, except that the $5,000,000.00 amounts required in Section 10.3.1 of the Lease shall be reduced to $2,000,000.00 with respect to the construction of the Tenant Improvements.

EXHIBIT B	MARINA VILLAGE [Aqua Metals, Inc.]

 4.2.2.4.2     Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount equal to the full replacement cost of the improvements being constructed by Tenant, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

 4.2.2.4.3     General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance; provided, however, if Tenant’s insurers do not agree to provide the notices required hereinabove to Landlord, Tenant shall not be in default under this Lease, but in such event, Tenant agrees to provide Landlord with a copy of any such notice it receives from the insurance company. If the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as the Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s Property Manager, Landlord’s Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

4.2.3       Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations (including, without limitation, California Energy Code, Title 24), as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4       Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord (but Tenant may apply any portion of the remaining Tenant Improvement Allowance [if any] to help Tenant pay for the costs of correcting such defects or deviations); provided however, that if Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, HVAC or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5       Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of the Contractor’s current request for payment.

EXHIBIT B	MARINA VILLAGE [Aqua Metals, Inc.]

4.3          Notice of Completion; Copy of “As Built” Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and the Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (D) to deliver to Landlord a computer disk containing the Approved Working Drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

4.4          Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1          Tenant’s Representative. Tenant has designated Thomas Murphy as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2          Landlord’s Representative. Landlord has designated Melanie Guevara as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3          Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4          Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a default by Tenant under the Lease (including under this Work Letter) has occurred at any time on or before the substantial completion of the Tenant Improvements and such default remains uncured after the expiration of the applicable notice and cure period set forth in Section 19.1 of the Lease, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Space Plan Allowance and/or the Tenant Improvement Allowance and/or Landlord may cause the Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Lease Commencement Date due to a default by Tenant as described in Section 19.1 of the Lease, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) business days after Tenant’s receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Space Plan Allowance and/or the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

EXHIBIT B	MARINA VILLAGE [Aqua Metals, Inc.]

EXHIBIT C

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of _________________, 20__, by and between BSREP MARINA VILLAGE OWNER LLC, a Delaware limited liability company (“Landlord”) and AQUA METALS, INC., a Delaware corporation (“Tenant”).

r e c i t a l s :

A.           Landlord and Tenant entered into that certain Lease dated as of August __, 2015 (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at 1010 Atlantic Avenue, Alameda, California 94501.

B.           Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning as such terms have in the Lease.

C.           Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Confirmation of Dates. The parties hereby confirm that (i) Tenant has satisfied or Landlord has waived the Contingency, (ii) Landlord has delivered possession of the Premises to Tenant with Landlord’s Work Substantially Completed,, and (iii) the term of the Lease commenced as of ____________________ for a term of six (6) years and four (4) months ending on _______________________ (unless sooner terminated as provided in the Lease).

2.            No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”:

BSREP MARINA VILLAGE OWNER LLC,
a Delaware limited liability company

By:
Name: Thomas Diamond
Its: Vice President

“Tenant”:

AQUA METALS, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT C	MARINA VILLAGE [Aqua Metals, Inc.]

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations and/or the Parking Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building and/or the Project. In the event of conflict between the Rules and Regulations and any modifications thereto and the terms of the Lease, the Lease shall control.

1.            Tenant shall not place any lock(s) on any door, or install any security system (including, without limitation, card key systems, alarms or security cameras), in the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right to retain at all times and to use keys or other access codes or devices to all locks and/or security systems within and to the Premises. A reasonable number of keys to the locks on the entry doors of the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of the Lease. Further, if and to the extent Tenant re-keys, re-programs or otherwise changes any locks in or for the Premises, all such locks and key systems must be consistent with the master lock and key system at the Building, all at Tenant’s sole cost and expense.

2.            All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, halls, stairways and other Common Areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises, and Tenant, its employees and agents shall not loiter in the entrances or corridors.

3.            Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by hard-key, card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen and/or damaged cards. Access to the Building and/or the Project may be refused unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Project during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.            Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.            No unreasonably large or heavy furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with such activity described herein, Tenant shall be solely liable for any resulting damage or loss.

EXHIBIT D	MARINA VILLAGE [Aqua Metals, Inc.]

6.            Landlord shall have the right to control and operate the public portions of the Building and Project, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7.            No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

8.            The requirements of Tenant will be attended to only upon application at the management office of the Project or at such office location designated by Landlord.

9.            Tenant shall not disturb (by use of any television, radio or musical instrument, making loud or disruptive noises, creating offensive odors or otherwise), solicit, or canvass any occupant of the Building and/or the Project and shall cooperate with Landlord or Landlord’s agents to prevent same.

10.          The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

11.          Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first having been obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

12.          Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

13.          Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers (such as “move n cools”) or space heaters, without Landlord’s prior written consent, and any such approval will be for devices that meet federal, state and local code.

14.          Except as otherwise set forth in the Lease, no inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building and/or about the Project, except for those substances as are typically found in similar premises used for general office and R&D purposes and are being used by Tenant in a safe manner and in accordance with all applicable laws, rules and regulations. Except as otherwise set forth in the Lease, Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental laws which may now or later be in effect. Tenant shall comply with all laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

EXHIBIT D	MARINA VILLAGE [Aqua Metals, Inc.]

15.          Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building and/or the Project by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therewith.

16.          Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (except those assisting handicapped persons), birds, or fish tanks.

17.          Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building and/or the Project. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

18.          No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

19.          Landlord will approve where and how telephone and telegraph wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

20.          Landlord reserves the right to exclude or expel from the Building and/or the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Building occupants and/or property.

21.          All contractors, contractor’s representatives and installation technicians performing work in the Building or at the Project shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

22.          Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises without prior written consent of Landlord, and without Landlord’s consent, no person or persons shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

23.          Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

24.          Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, including, without limitation, the use of window blinds to block solar heat load, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Project failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Project, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

EXHIBIT D	MARINA VILLAGE [Aqua Metals, Inc.]

25.          Tenant shall store all its recyclables, trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

26.          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27.          Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.

28.          No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

29.          The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Project, except under specific arrangement with Landlord.

30.          Food vendors shall be allowed in the Building upon receipt of a written request from Tenant delivered to Landlord. The food vendor shall service only the tenants that have a written request on file in the management office of the Project. Under no circumstance shall the food vendor display their products in a public or Common Area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building. Tenant shall obtain ice, drinking water, linen, barbering, shoe polishing, floor polishing, cleaning, janitorial, plant care or other similar services only from vendors who have registered in the management office of the Project and who have been approved by Landlord for provision of such services in the Premises.

31.          Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

32.          Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

33.          Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume, and Tenant shall have no claim for damages against Landlord or any of its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees, or agents in connection therewith.

EXHIBIT D	MARINA VILLAGE [Aqua Metals, Inc.]

34.          No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Project. No personal belongings may be left unattended in any Common Areas.

35.          Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or Project or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

36.          Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

37.          The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

38.          Tenant shall comply with all Building security procedures as Landlord may effectuate.

39.          Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.

PARKING RULES AND REGULATIONS

1.            Landlord reserves the right to establish and reasonably change the hours for the Parking Facilities, on a non-discriminatory basis, from time to time. Tenant shall not store or permit its employees to store any automobiles in the Parking Facilities without the prior written consent of Landlord (and/or the Parking Operator, as the case may be). Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facilities or on the Project. The Parking Facilities may not be used by Tenant or its agents for overnight parking of vehicles. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facilities overnight, Tenant shall provide Landlord (or the Parking Operator as the case may be) with prior notice thereof designating the license plate number and model of such automobile.

2.            Tenant (including Tenant’s employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord and/or the Parking Operator from time to time with respect to the Parking Facilities.

3.            Vehicles must be parked entirely within the stall lines painted on the floor, and only small cars may be parked in areas reserved for small cars.

4.            All directional signs and arrows must be observed.

5.            The speed limit shall be 5 miles per hour.

6.            Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

7.            Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)          areas not striped for parking;

EXHIBIT D	MARINA VILLAGE [Aqua Metals, Inc.]

(b)          aisles;

(c)          where “no parking” signs are posted;

(d)          ramps; and

(e)          loading zones.

8.            Parking stickers, key cards and any other devices or forms of identification or entry supplied by Landlord or the Parking Operator shall remain the property of Landlord (or the Parking Operator as the case may be). Such device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking passes and devices are not transferable and any pass or device in the possession of an unauthorized holder will be void.

9.            Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

10.          Every parker is required to park and lock his/her own car.

11.          Loss or theft of parking passes, identification, key cards or other such devices must be reported to Landlord (and/or to the Parking Operator as the case may be) immediately. Any parking devices reported lost or stolen found on any authorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen passes and devices found by Tenant or its employees must be reported to Landlord (and to the Parking Operator, as the case may be) immediately.

12.          Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited.

13.          Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.

14.          Neither Landlord nor the Parking Operator (as the case may be), from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facilities and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or Parking Operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord, any Parking Operator and their respective agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Parking Facilities by Tenant and its employees and agents, whether brought by any of such persons or any other person.

15.          Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (i) for any purpose other than parking as provided above, (ii) in any way or manner reasonably objectionable to Landlord, or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

16.          Tenant’s right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

EXHIBIT D	MARINA VILLAGE [Aqua Metals, Inc.]

17.          If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s reasonable control, Tenant’s inability to use the parking spaces will not subject Landlord (and/or the Parking Operator, as the case may be) to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Parking Facilities, or any equipment, fixtures, or signs used in connection with the Parking Facilities and any adjoining buildings or structures caused by Tenant or any of its employees and agents.

18.          Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit D by Tenant’s employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all tenants of the Building and/or the Project. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D	MARINA VILLAGE [Aqua Metals, Inc.]

EXHIBIT E

______________________________

______________________________

______________________________

Contact Phones: _________________

IRREVOCABLE, UNCONDITIONAL LETTER OF CREDIT

________________, 2015

Beneficiary:
BSREP Marina Village Owner TRS LLC,
a Delaware limited liability company

Address of Beneficiary:

c/o Brookfield Property Group
Brookfield Place, Suite 300
181 Bay Street, P.O. Box 762
Toronto, Ontario M5J 2T3
Attention: Thomas Diamond

Our irrevocable, unconditional standby Letter of Credit:
No. _____________________________

Applicant:
Aqua Metals, Inc.,
a Delaware corporation

Address of Applicant:

Aqua Metals, Inc.
1010 Atlantic Avenue, Suite 100
Alameda, California 94501
Attention: ____________________

Amount: Exactly USD $500,000.00
(Five Hundred Thousand and 00/100 Dollars)

Final Date of Expiration: __________________

We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No. ________ in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $500,000.00.

This Letter of Credit is available with us at our above office by presentation to us of (1) your draft drawn on us at sight bearing the clause “Drawn under __________ [INSERT NAME OF BANK] Letter of Credit No. _______”, accompanied by (2) the original of this Letter of Credit and amendment(s), if any.

Special conditions:

Partial and multiple draws under this Letter of Credit are permitted.

This Letter of Credit shall expire on __________________; provided, however, that notwithstanding the above expiration of this Letter of Credit, this Letter of Credit shall be automatically extended for successive, additional one (1) year periods, without amendment, from the present or each future expiration date but in any event not beyond __________________(120 days), which shall be the final expiration date of this Letter of Credit, unless, at least sixty (60) days prior to the then current expiration date we notify you by certified mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in clauses (1) and (2) above on or before the expiration date of this Letter of Credit, regardless of whether Applicant disputes or challenges such documents and/or such draw.

EXHIBIT E	MARINA VILLAGE [Aqua Metals, Inc.]

This Letter of Credit is transferable (without notice to Applicant and without first obtaining Applicant’s consent thereto) and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in the bank form, which is available to you upon your request. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

All banking charges are for the account of the Applicant including transfer fees.

If the expiration date of this Letter of Credit is scheduled to occur on a date other than a day on which banks located in the State of California are not required or authorized to remain closed (a “Business Day”), this Letter of Credit shall expire on the close of business on the Business Day next following the scheduled date of expiration.

You may demand payment under this Letter of Credit by presentation of the documentation described in clauses (1) and (2) above on a Business Day at the office of the undersigned at ___________________, __________________. The presentation of such documentation described in clauses (1) and (2) above shall be sufficient if made in person or by overnight delivery service. If demand is made as provided herein and in conformity with the requirements hereof at or before 10:00 a.m. (California time), payment shall be made by us in immediately available funds no later than 2:00 p.m. (California time), on the same Business Day. If demand is made as provided herein and in conformity with the requirements hereof after 10:00 a.m. (California time), payment shall be made by us in immediately available funds no later than 10:00 a.m. (California time) on the next Business Day.  The undersigned specifically disclaims, waives and relinquishes any rights, benefits or privileges it may have to delay such payment, pursuant to California law (or any successor thereto) or any similar law, rule or regulation.

If a demand for payment made by you does not conform to the terms and conditions of this Letter of Credit, we will notify you promptly after our receipt of such demand by telephone, in writing or by other electronic transmission (including bank wire, telecopier, or similar writing). If such notice is not in writing, we will promptly confirm by written notice to you. Such notice shall state that the purported negotiation was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning the same to you, as you may elect. Upon being notified that the purported negotiation was not effected in accordance with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment.

Except so far as otherwise expressly stated, this documentary credit is subject to the International Standby Practices 1998, International Chamber Of Commerce Publication No. 590.

By:
Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

EXHIBIT E	MARINA VILLAGE [Aqua Metals, Inc.]

EXHIBIT F

FORM OF EXISTING LENDER SNDA

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is entered into as of ________________, _________ the (“Effective Date”) by and between [NORTHSTAR REALTY FINANCE CORP. or one of its affiliates to be designated before closing] (the “Mortgagee”) and AQUA METALS, INC., a Delaware corporation (hereinafter, collectively the “Tenant”), with reference to the following facts:

BSREP MARINA VILLAGE OWNER LLC, a Delaware limited liability company whose address is c/o Brookfield Property Group, Brookfield Place, Suite 300, 181 Bay Street, P.O. Box 762, Toronto, Ontario M5J 2T3, Attention: Thomas Diamond (the “Landlord”) owns fee simple title or a leasehold interest in the real property described in Exhibit “A” attached hereto (the “Property”).

Mortgagee has made a mortgage loan to Landlord in the principal amount of ______________________ Dollars ($______________) (the “Loan”).

To secure the Loan, Landlord has encumbered the Property by entering into a mortgage or deed of trust (the “Mortgage”) to secure the Loan.

4.          Pursuant to the Lease effective August __, 2015 (the “Lease”), Landlord demised to Tenant the following property (the “Leased Premises”): 1010 Atlantic Avenue, Suite 100, Alameda, California.

5.          Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:

1.            Definitions.        The following terms shall have the following meanings for purposes of this Agreement.

(a)          Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which a Successor Landlord becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.

(b)          Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

(c)          Offset Right. An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

(d)          Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.

(e)          Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.

(f)          Other Capitalized Terms. If the initial letter of any other term used in this Agreement is capitalized and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.

EXHIBIT F	MARINA VILLAGE [Aqua Metals, Inc.]

2.            Subordination. The Lease shall be, and shall at all times remain, subject and subordinate to the terms of the Mortgage, the lien imposed by the Mortgage, and all advances made under the Mortgage.

3.            Nondisturbance, Recognition and Attornment.

(a)          No Exercise of Mortgage Remedies Against Tenant. So long as the Tenant is not in default under the Lease beyond any applicable grace or cure periods (an “Event of Default”), Mortgagee shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.

(b)          Nondisturbance and Attornment. If an Event of Default by Tenant is not then continuing, then, when Successor Landlord takes title to the Property: (i) Successor Landlord shall not terminate or disturb Tenant’s possession of the Leased Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (ii) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (iii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iv) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant acknowledges notice of the Mortgage and assignment of rents, leases and profits from the Landlord to the Mortgagee. Tenant agrees to continue making payments of rents and other amounts owed by Tenant under the Lease to the Landlord and to otherwise recognize the rights of Landlord under the Lease until notified otherwise in writing by the Mortgagee (as provided in the Mortgage), and after receipt of such notice the Tenant agrees thereafter to make all such payments to the Mortgagee, without any further inquiry on the part of the Tenant, and Landlord consents to the foregoing.

(c)          Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within ten (10) days of such request.

4.           Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:

(a)          Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.

(b)          Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment other than, and only to the extent that, the Lease expressly required such a prepayment.

(c)          Payment; Security Deposit. Any obligation: (i) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been delivered to Mortgagee by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee; (iii) to commence or complete any initial construction of improvements in the Leased Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation; or (v) to perform day-to-day maintenance and repairs.

(d)          Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent.

(e)          Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

EXHIBIT F	MARINA VILLAGE [Aqua Metals, Inc.]

5.           Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Leased Premises from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

6.           Notice to Mortgagee and Right to Cure. Tenant shall notify Mortgagee of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Mortgagee shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until forty-five (45) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, including such time as may be necessary to acquire possession of the Property if possession is necessary to effect such cure, provided Mortgagee, with reasonable diligence, shall (a) pursue such remedies as are available to it under the Mortgage so as to be able to remedy the default, and (b) thereafter shall have commenced and continued to remedy such default or cause the same to be remedied. Notwithstanding the foregoing, Mortgagee shall have no obligation to cure any such default.

7.           Miscellaneous.

(a)          Notices. Any notice or request given or demand made under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine- generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:

If to the Mortgagee, at:	c/o Northstar Realty Finance Corp.
399 Park Avenue, 18th floor
New York, New York 10022
Attention: Dan Gilbert
Telecopier: (212) 547-2700

With a copy to:

Haynes & Boone LLP
30 Rockefeller Plaza, 26th Floor
New York, New York, 10112
Attention: Steven Koch
Telecopier: (212) 884-8205

EXHIBIT F	MARINA VILLAGE [Aqua Metals, Inc.]

If to the Tenant, at:	Aqua Metals, Inc
1035 22nd Avenue, Unit 16
Oakland, CA 94606
Attention: Thomas Murphy

(b)          Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate. If Tenant consists of more than one person or entity, the representations, warranties, covenants and obligations of such persons and entities hereunder shall be joint and several. A separate action may be brought or prosecuted against any such person or entity comprising Tenant, regardless of whether the action is brought or prosecuted against the other persons or entities comprising Tenant, or whether such persons or entities are joined in the action. Mortgagee may compromise or settle with any one or more of the persons or entities comprising Tenant for such sums, if any, as it may see fit and may in its discretion release any one or more of such persons or entities from any further liability to Mortgagee without impairing, affecting or releasing the right of Mortgagee to proceed against any one or more of the persons or entities not so released.

(c)          Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.

(d)          Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.

(e)          Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

(f)          Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of New York, excluding such State’s principles of conflict of laws.

(g)         Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

(h)         Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

(i)          Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[THIS SPACE INTENTIONALLY LEFT BLANK]

EXHIBIT F	MARINA VILLAGE [Aqua Metals, Inc.]

IN WITNESS WHEREOF, the Mortgagee and Tenant have caused this Agreement to be executed as of the date first above written.

MORTGAGEE:

[NORTHSTAR REALTY FINANCE CORP. or one of its affiliates to be designated before closing]

By:
Name:
Its:

TENANT:

AQUA METALS, INC.,
a Delaware corporation

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT F	MARINA VILLAGE [Aqua Metals, Inc.]

STATE OF ______________	)
) ss.:
COUNTY OF______________	)

On the ____ day of ____________ in the year 2015 before me, the undersigned, a Notary Public in and for said State, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

STATE OF ______________	)
) ss.:
COUNTY OF______________	)

On the ____ day of ____________ in the year 2015 before me, the undersigned, a Notary Public in and for said State, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT F	MARINA VILLAGE [Aqua Metals, Inc.]

LANDLORD’S CONSENT

Landlord, as of the date first written above, consents and agrees to the foregoing Agreement, which was entered into at Landlord’s request. The foregoing Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Mortgage or the Lease. The above Agreement discharges any obligations of Mortgagee under the Mortgage and related loan documents to enter into a nondisturbance agreement with Tenant. Landlord is not a party to the above Agreement.

LANDLORD:

BSREP MARINA VILLAGE OWNER LLC, a Delaware limited liability company

By:
Name: Thomas Diamond
Its: Vice President

STATE OF ______________	)
) ss.:
COUNTY OF______________	)

On the ____ day of ____________ in the year 2015 before me, the undersigned, a Notary Public in and for said State, personally appeared _________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT F	MARINA VILLAGE [Aqua Metals, Inc.]

Exhibit A

LEGAL DESCRIPTION OF PROPERTY

[To be provided.]

EXHIBIT F	MARINA VILLAGE [Aqua Metals, Inc.]

EXHIBIT G

HAZARDOUS MATERIALS

EXHIBIT G	MARINA VILLAGE [Aqua Metals, Inc.]

EXHIBIT H

OUTLINE OF FLOOR PLAN OF TEMPORARY SPACE

EXHIBIT H	MARINA VILLAGE [Aqua Metals, Inc.]

EXTENSION OPTION RIDER

This Extension Option Rider (“Extension Rider”) is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1.          Extension Option. Landlord hereby grants Tenant one (1) option (the “Extension Option”) to extend the initial Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the Extension Option, the Lease Term shall be extended for the Option Term. Notwithstanding the foregoing, at Landlord’s option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, the Extension Option shall not be deemed properly exercised if as of the date of delivery of the Exercise Notice (as defined below) by Tenant, Tenant has previously been in default under the Lease beyond all applicable notice and cure periods. The Extension Option is personal to the Original Tenant or any Affiliate Assignee, as the case may be, and may only be exercised by the Original Tenant or such Affiliate Assignee, as the case may be (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in the Lease or the Premises) if the Original Tenant or such Affiliate Assignee, as the case may be, occupies the entire Premises as of the date of the Original Tenant’s or such Affiliate Assignee, as the case may be, delivery of the Exercise Notice.

2.          Option Rent. The annual Base Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Fair Market Rental Rate for the Premises. As used herein, the “Fair Market Rental Rate” shall mean the annual base rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location and quality to the Premises for a comparable term as the Option Term, which comparable space is located in the Building, the Other Existing Buildings in the Project which are office and R&D buildings, and in other comparable first-class office and R&D buildings in the East Bay Office Market (collectively, the “Comparable Buildings”), taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the Option Term with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant). All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

3.          Exercise of Option. The Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (“Interest Notice”) to Landlord not more than thirteen (13) months nor less than eleven (11) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising the Extension Option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term setting forth the Option Rent; and (iii) if Tenant wishes to exercise the Extension Option, Tenant shall, on or before the date (the “Exercise Date”) which is thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the Extension Option by delivering written notice (“Exercise Notice”) thereof to Landlord. Concurrently with Tenant’s delivery of the Exercise Notice, Tenant may object, in writing, to Landlord’s determination of the Fair Market Rental Rate for the Option Term set forth in the Option Rent Notice, in which event such Fair Market Rental Rate shall be determined pursuant to Section 4 below. If Tenant timely delivers the Exercise Notice but fails to timely object in writing to Landlord’s determination of the Fair Market Rental Rate set forth in the Option Rent Notice, Tenant shall be deemed to have accepted Landlord’s determination thereof and the following provisions of Section 4 shall not apply. Tenant’s failure to deliver the Interest Notice or Exercise Notice on or before the applicable delivery dates therefore specified hereinabove shall be deemed to constitute Tenant’s waiver of the Extension Option.

EXTENSION OPTION RIDER	MARINA VILLAGE [Aqua Metals, Inc.]

4.          Determination of Option Rent. If Tenant timely and appropriately objects in writing pursuant to Section 3 above with respect to the Fair Market Rental Rate for the Option Term initially determined by Landlord in Landlord’s Option Rent Notice, then Landlord and Tenant shall attempt to agree upon the Fair Market Rental Rate, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement by the date (the “Outside Agreement Date”) which is twenty (20) days following Tenant’s delivery of the Exercise Notice, then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.7 below. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be such party’s approval of the Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

4.1        Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate leasing broker who shall (i) have been active over the ten (10) year period ending on the date of such appointment in the leasing of the Building, the Other Existing Buildings and the Comparable Buildings, (ii) have no financial interest in Landlord or Tenant, and (iii) not have represented or been employed or engaged by the appointing party during such 10-year period. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

4.2        The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

4.3        The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord’s or Tenant’s submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.

4.4        The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

4.5        If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach the decision described in Section 4.3 above, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

4.6        If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, a third arbitrator shall be appointed by the Superior Court in and for the county of in which the Real Property is located.

4.7        Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third arbitrator, if any.

EXTENSION OPTION RIDER	MARINA VILLAGE [Aqua Metals, Inc.]

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